UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): February  5 , 2008

                               Rub A Dub Soap, Inc.
             (Exact name of registrant as specified in its charter)



           Nevada                   000-52142                84-1609495
(State or Other Jurisdiction    (Commission File          (I.R.S.Employer
     of Incorporation)                Number)          Identification Number)


                           No, 177 Chengyang Section
                              308 National Highway
                            Danshan Industrial Area
                                 Qingdao, China
                                     266109

               (Address of principal executive offices) (zip code)

                               86 532 87798766
              (Registrant's telephone number, including area code)

               2591 Dallas Parkway, Suite 102, Frisco, Texas75034

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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FORWARD LOOKING STATEMENTS

     Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

     o Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

     o Our ability to raise capital when needed and on acceptable terms and conditions;

     o The intensity of competition; and

     o General economic conditions.

     All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.


ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On October 26, 2007, Rub A Dub Soap, Inc. ("Rubd"), entered into a Stock Purchase Agreement with Zhongsen International Company Group Limited, a corporation formed under the laws of the Special Administrative Region of Hong Kong ("Hong Kong") of the People's Republic of China ("China") ("Zhongsen" or the "Company"), and each of Zhongsen's shareholders (the "Purchase Agreement"). Pursuant to the Agreement, at the closing on February 5, 2008, Rubd acquired all of the issued and outstanding capital stock of Zhongsen from the Zhongsen shareholders in exchange for 25,090,000 shares of Rubd common stock.

     In connection with the acquisition of Zhongsen on February 5, 2008, Kevin Halter, Jr. and Pam Halter resigned as officers and directors of Rubd and the following executive officers of Zhongsen were appointed as directors and executive officers of Rubd:



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 Name                            Position and Office to be Held with the Company
Qin Long                         Chairman of the Board of Directors and
                                 Chief Executive Officer
Liang Junfeng                    Vice President and Director
Jeff Chen                        Vice President and Director
Ji Gongsheng                     Vice President and Director
Liang Junbao                     Chief Financial Officer and Director



DESCRIPTION OF ZHONGSEN

     Zhongsen was incorporated under the laws of Hong Kong on July 19th, 2007 and is headquartered in Qingdao, China in Shandong Province. Zhongsen primarily engages in the global marketing and distribution of tires and rubber without any tire manufacturing operations date.

INDUSTRY OVERVIEW

Global Rubber & Tires Market Overview

     As an integrated marketer in the worldwide rubber and tire industries, we operate within the scope of the global market, which represents a market with more than US$ 100 billion of annual turnover in 2006.

     On the raw material supply side, rubber, which accounts for around 52% of the raw material value/cost of the tire, has been a strategic material since the late nineteenth century. Currently the annual production and consumption of natural rubber in the world is close to 10 million tons per annum. Driven by solid growth in motor vehicle production and a stronger global economy, the world's rubber production and consumption has grown at an average rate of 3.8% annually over the last five (5) years, while the total world rubber consumption is forecasted to increase at an average of 4.7% during 2007-2009. China is the leading natural rubber consumption country, importing and consuming over 20% of the global natural rubber production in the last five (5) years, mainly for tires in support of their booming auto trade. In 2006, China imported 1.61 million tons of natural rubber, while producing 163,700 tons of natural rubber and over 1.85 million tons of synthetic rubber, which represents a 7% and 11% increase respectively on a year-to-year basis. According to the projection of the China Rubber Industrial Association, China will import 175 million tons of natural rubber in 2007, which represents an 8.7% increase from 2006. China's



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market demand for natural  rubber is expected to increase at around 10% annually over the next three (3) years.

     Global Tire Market. The world tire market is dominated by the large tire manufacturers. On the production side, the top 75 world tire producers generate over USD$ 100 billion of revenues annually. Among them, Michelin, Bridgestone and Goodyear represent over half of the world's tire production. Moreover, the market has expanded at an annual rate of 2.6% through 2006 to 1.3 billion units annually. With steady rising demand in both the OEM and replacement markets, annual demand in the world tire market will exceed 1.44 billion units by 2010.

     China's Emerging Role in the World Rubber and Tire Market. According to the World Bank, China's nominal gross domestic product, or GDP, grew from RMB 9.9 trillion (USD1.3 trillion) in 2000 to RMB 18.3 trillion (USD2.3 trillion) in 2005, the fourth largest in the world, Moreover, the Chinese economy grew at a compound annual growth rate of 13.0% over that period, nearly double the world average of 6.9%. This rapid economic growth in China has increased the global demand for all the major commodities, including natural and synthetic rubber.

     China has become the second largest auto market. The rapid growth of the Chinese economy and export market has caused the auto industry to develop dramatically as China now produces more vehicles than Japan. According to the Chinese Automobile Association, motor vehicle sales in China increased by 25% to
7.2 million in 2006, while production rose by 27% to 7.28 million units of vehicles. In addition, according to the government's Development Plan for Road, Automotive and Transportation, it is estimated that by 2010, the length of highways will reach 55,000 km, the annual output of cars will exceed 10 million units per annum and the total number of motor vehicles in use will increase to 62 million.

     China has become a major rubber consumption and tire production country. The remarkable progress of China's automotive industry has culminated in significant development of the tire industry and boosted the overall prosperity of the tire industry. In 2006, China imported 1.6 million tons of natural rubber. Along with domestic production, China consumes over 20% of the world's rubber output. Data from the China National Bureau of Statistics reveals that the year 2005 witnessed a sustainable and steady growth in the domestic tire industry with output reaching 283 million units, up 18.7% over 2004; sales revenue also achieved more than RMB 80 billion (equivalent to USD10.6 billion ). Data released on China Tire Business Network also showed that China's tire industry has achieved 15% annual growth in 2006 and been expected to keep the same growth pace in 2007.

     China has become a major tire exporting country. Low labor costs, sound manufacturing processes and overall capacity have made China one of the largest tire manufacturing and exporting countries in the world. According to the statistics provided by the China Rubber Industry Association, China's tire exports have been increasing at over 25% average annual growth rate in the last 6 years. In 2006, China exported over USD4.28 billion worth of tires, which account for 42% of the country's annual production. Over 75% of tires exported from China are in the semi-steel radial and all-steel radial category. In terms of the quality and price, China-made tires also range from the low to high-end



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products.  High quality  China-made tires have been widely accepted in the world market. Besides truck and special industrial tires, China's brand tires for passenger and light truck vehicles have also entered the major replacement tire market. The top Chinese brands, such as, Triangle, Wanli, Zhongce, Linglong, have all developed their own PCR, LTR and UHP line.

     Competitive landscape: Although the tire market is fiercely competitive, it is a relatively concentrated industry. According to tirebusiness.com , the three global tire maker giants Michelin, Goodyear and Bridgestone, account for 61% of worldwide sales. The next four midsized players including Sumitomo, Yokohama, Continental and Pirelle account for 16% while all other local and niche players accounting for the remaining 23% in the market. In the replacement tire market, the big manufacturer's brands also represent larger market share in each segment of the replacement tire market. For example, in the US replacement tire market, the big manufacturer brands represent 63% market share in both passenger car and light truck tire replacement market; and 83.8% of middle truck tire replacement market, while associate brands and private label brands take the rest of the market share .

     Fragmented retail market: Unlike the situation on the production side or OEM market, tire sales and distribution in almost all the countries in the world is fragmented. As seen in the US tire distribution market in 2005, over 69% of replacement P-series tires (passenger car tire) were sold by thousands of independent tire dealers, while 17% were sold through mass merchants and only 10% were sold through tire-maker owned shops. In China, there is currently no manufacturer or mass merchant owned or backed by any of the major tire distributors. The replacement tire market is dominated by thousands of independent tire dealers. Most of them are small and locally based, and only a few have annual sales exceeding RMB 200 million.

Growth Opportunities:

     Growing demand of rubber in China's market. Growing manufacturing and industrial production, inclusive of tire output, has stimulated the strong demand for raw materials in China, especially rubber. As China continues to expand its tire production capacity in order to meet the surging domestic demand, China's consumption of rubber will outpace the world market growth average. According to data released by China Custom, in 2006, China imported
1.61 million tons of natural rubber and 1.30 million ton of synthetic rubber, which represents an annual growth of 14.6% and 19.2% over that in 2005 respectively. As the world largest rubber consumption country, the China rubber market's reliance on imports has been kept at a 70% level consecutively for 5 years. We expect this pattern will stay, given the strong market demand and limited natural resources in China.

     Increasing International Demand. According to the research conducted by LMC International UK , an international research institution, the average growth rate of the global tire market will be around 3.6% through 2008. In the new global competitive landscape, Chinese tire makers will demonstrate their competitive advantages in cost and quality control, and will seek to win market shares in the global arena. In recent years, the rapid increase of China-made



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tires in the  international  market has shown that  Chinese  tire  makers,  with well-trained workers and advanced equipment, could make high-quality tires at the lowest cost. Therefore, we expect the demand for China-made tires will increase at a higher rate than the global market average.

     Increasing Domestic Demand in Replacement Tires Market. In the next five years, both production and demand will continue to grow for replacement tires. Moreover, rough road conditions and overloading is a common practice in China, shortening tire replacement cycles significantly, indicating that China's replacement tire market will outpace other major markets in the world.

MARKETING

     By operating in the global rubber and tire market as an integrated marketer, we believe that our business growth depends on our ability to build up our distribution network and brand recognition for both product and services.

     Distribution Network: The tire industry, especially the replacement tire market in which the Company operates, is highly competitive and fragmented. The profitability of a marketer like us is largely related to the quantity and quality of the products we can deliver. An extensive distribution network will not only give us the ability to reach more end-users, both rubber buyers and tire buyers, but also help us to lower our purchasing cost and operating fixed costs, thus improving our operating efficiency. So far, the Company has established a business distribution network that directly links rubber suppliers in Southeast Asia to Chinese tire manufacturers, and it connects brand tire makers or their central warehouse to hundreds of our sales agents and dealers. Those relationships and associated distribution agreements extend the Company a great power in price and payment term negotiation.

     Brand Recognition: Brand recognition is also crucial to a Company's success in the tire market, as the global tire market is essentially driven by a few well-established tire giants such as Michelin and Goodyear. In such an industry, brand represents the quality of a Company's products and services. The Company has not only affiliated its name with the world's top tire brands; such as,
Michelin and Yokohoma through General Agent Agreements in the assigned territory, but also developed its own brands with support from its strategic partners. So far, the Company has jointly developed its proprietary brand tire series: Sentaida(R), Delinte(R), Gold Stone(R) and Landsail(R). The sales of tires under those private-label brands accounted for roughly 20% of the Company's total exports in 2006, while helping to improve market recognition and foster customer loyalty to the Company's products. Shandong Linglong Rubber Co., Ltd. and Shandong Yongtai Chemical Group Co., Ltd. are our main suppliers in private-label brands business.

     Furthermore, the Company is also working to build its service brand in the tire replacement and automotive aftermarket service industry. Since 2006, the Company has started to promote and develop its "Energy Station(R)" franchise with the aim of becoming the most valuable aftermarket auto service brand in the region. Our first year's successful trial operation has proven that the retail



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and service chain under the Energy  Station(R) brand could  effectively bind our products to the end users and to increase sales and gross margins. The further expansion and promotion of this service brand will pave the way for the Company to become a front runner in China's automotive aftermarket industry, which represents a multi-billion dollar market, as in other developed countries.

SUPPLIERS

     In the field of Rubber Business, the Company's rubber supplier network covers all main natural rubber producing regions, including Thailand, Malaysia, Indonesia, Philippines and Vietnam. The Company maintains steady and long-term business cooperation with many the world's top rubber suppliers in these regions. Its strategic partners include Glenmore Chemical Ltd (Russia), PT.Sampit JL.Ketapang Hilir Sampit (Indonesia), Binh Phuoc General Import Export Co (Vietnam), Von Bundit Co. Ltd, Thai Hua Rubber Public Co. Ltd (Thailand),
Fusheng Rubber Pte Ltd, Regional Rubber Trading Co. Pte Ltd, and Eastland Produce Pte Ltd (Singapore), and Chip Lam Seng Berhad (Malaysia), among others. All of these companies are regional leading companies in rubber production. For instance, Thai Hua Rubber Public Co. Ltd is one of the largest rubber producers and exporters in Thailand, with a total export volume of about 250,000 tons per annum, and sales revenue of approximately USD160 million.

     The strategic relationships with those major rubber suppliers provides the Company with a steady supply and competitive price for its rubber import and also allows the Company to closely cooperate with the tire manufactures to ensure them a steady and consistent supply of raw materials, affording the Company the position of the "supplier of choice". The Company believes that this not only enables efficient distribution of its imported rubber, but also nurtures its tire business alliance with major tire manufacturers.

     In the field of tire export business, the Company has reached long-term export agent agreements with almost all the top Chinese tire manufacturers, such as Wanli Tire, Triangle Tire and Linglong Tyre. The Company is the exclusive agent for the two famous brands, Wanli(R) UHP and Linglong(R) UHP in the U.S. market. Wanli Tire (South China Tire Rubber Co. Ltd), the largest radial truck tire manufacturer in southeast China, produces quality performance tires widely accepted in the U.S. market. Triangle Tire is the most well known trademark in China's tire industry. Linglong Tyre, the 12th largest tire manufacturer in the world, has authorized us to sell its Linglong(R) and other associate brands, such as, Sanling(R) and LiAo(R), in the overseas markets. The Company has also established distribution contracts with other major Chinese brand tires, such as Hangzhou Zhongce, Doublestar, Taishan, Chengshan (Cooper), Double Happiness, Yongtai, and Xiongying to name a few. The strategic alliance with those Chinese tire manufacturers and close affiliation with those quality brands has enabled us to take advantage of the growth opportunities in the international tire market and achieve rapid sales growth.

     In the Domestic Tire Distribution Market, the Company is the general distribution agent for several of the world's most famous brands in the tire industry such as Michelin(R) and Yokohama(R), for whom the Company is the



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exclusive  distribution partner in Shandong Province,  one of the most developed provinces in China. We are also a general distributor for most of the most well-known Chinese brands such as Linglong(R), Wanli(R), Weishi(R), Qianjin(R) and Jinglun(R) in Shandong and Jiangsu Province. Furthermore, Michelin(R), the world's largest tire manufacturer, has maintained an ongoing and mutually beneficial relationship with the Company for six (6) years and has publicly recognized the Company as its largest distribution agent in China. Yokohama
Rubber Co. Ltd., the seventh largest tire manufacturer in the world, with several subsidiaries in Jiangsu and Zhejiang Provinces, signed sales and agent distribution agreements with us in 2007. By strengthening cooperation with Yokohama, the Company will further enhance it product offering and sales capabilities.

     With the understanding that it takes a long time to develop and nurture a good business relationship, the Company has cultivated such relationships by prioritizing quality, efficiency and accountability over a long period of time. In addition, the Company is negotiating with several other major global players to form business alliances to distribute their products in the Chinese domestic market through the Company's existing distribution channels.

     In September 2007, the Company signed an exclusive agent distribution agreement with Continental Corp, one of the world leading tire manufacturers in Germany, to distribute the Company's products in Shandong Province and Jiangsu
Province through our distribution network. This agreement gives us an opportunity to generate at least RMB 42 million of additional revenue in 2008 and RMB 85 million in 2009. The gross profit margin is expected to exceed 6.0% from this line of products.

INTELLECTUAL PROPERTY

     The Company currently has no registered intellectual property.

RESEARCH AND DEVELOPMENT

     Zhongsen has not had any material research and development expenses over the past two years. Due to the characteristic of the housing and land development industry, "R&D" consists of marketing research. The funding of all marketing research is expected to come from operating cash flow.

EMPLOYEES

     As of September 30, 2007, Zhongsen employed a total of 114 employees in the following capacities: 15 management, 4 administrative, 36 operational, 7 buyer, 31 sales, 6 planning and 15 finance. Zhongsen believes that it has a good working relationship with its employees. The Company is not a party to any collective bargaining agreements. At present, no significant change in the Company's staffing is expected over the next 12 months. All employees are eligible for incentive-based compensation.

     Benefits: The Company provides full-time employees with salary, expense allowance, and bonus. The Company does not supply insurance for its employees.



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Employees are entitled to time off for all national holidays.

     Incentives: Each salesperson receives a base salary plus a commission which increases if actual sales exceed sales objectives. Once a salesperson generates US $25,000 in prepaid sales, the Company provides an automobile to facilitate their sales activity. Once established sales targets are met, the auto is given to the employee as a bonus at the end of the fiscal year.

No employees are represented by a labor union. We believe we have good relations with our employees.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

     To date, Zhongsen has been compliant with all registrations and requirements for the issuance and maintenance of all licenses required by the applicable governing authorities in China. These include an Approval Certificate of Foreign Investment Corporation issued by Qingdao Foreign Trade and Economic Cooperation Bureau, Business License issued by Commercial and Industrial Bureau.

COMPETITION

     The market and all its segments in which the Company operates are highly competitive. As the nation's leading integrated marketer and distributor in the tire and rubber business, we do not have competitors with the same integrated business model or scale as us in all the three market segments. However, in each individual business segment, we face many strong competitors and different kinds of challenges.

     In the field of Rubber Import/Distribution Business, some of the Company's competitors have greater financial resources than the Company. For example, Sinochem International Corporation, a publicly listed company on the Shanghai Stock Exchange, has mainly engaged in the business of rubber, plastics, and chemical products & logistics operations. It is the major competitor of the Company in the field of rubber trading. Sinochem Int'l imported and sold roughly 80,000 tons of natural rubber in 2006 in addition to its own production of synthetic rubber. Sinochem has customers in over 100 countries and regions in the world, and its overall sales revenue from a variety of business lines has reached US$ 1.9 billion in 2006. Our Company differentiates from Sinochem with our business focus and concentration on tire and rubber distribution.

     In the tire export business field, the Company also faces many competitors that are large international trading companies either affiliated with or in alliance with one or two Chinese tire manufacturers, and sell China-made tires in overseas markets. Major competitors in this category include Fullrun Tire Corp. Ltd, Best Choice Int'l Trade Co. Ltd, Karo Int'l Trade Co. Ltd, Toptip Industrial Co.,Ltd, and Tianjin Free Trade Zone Angel Int'l Trade Co.,Ltd., among others. To the Company's knowledge, there are no comprehensive statistics or research information papers about those Chinese tire exporters. We differentiate ourselves from them by our complete product selection and integrated business operation model, which consists of rubber supply, tire



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import and export,  domestic  distribution of tires and  aftermarket  automotive services.

     Some Chinese tire manufacturers, including our suppliers, also export their own products directly to foreign buyers. In that case, they are also competing against the Company in the international market. They have the experience and capacity to export their products, but they may not have as large of a selection of products as an integrated marketer like the Company. To avoid potential overlapping and conflict of interest, the Company usually requests specific terms in its selling agreements with tire manufacturers. Such terms will give the Company protection in certain lines of products or in certain market territories. The Company's competitors in this category include Shandong Linglong Tyre Co. Ltd., Shandong Taishan Tire Co. Ltd., Hangzhou Zhongce Rubber Co. Ltd, Qingdao Doublestar Tire Co. Ltd. and others. So far, the working relationship we have forged with the manufacturers has created a win-win situation for both parties because it allows both parties the ability to leverage each other's strength and resources to increase sales.

     A major competitor in this category is Shanghai Tire & Rubber Co. Ltd. This company has established its exporting subsidiary in the United States by the name of China Manufacturers Alliance (CMA). This company is a large state-owned tire and rubber company with almost 70 years of history. Shanghai Tire & Rubber has two well-known brands DoubleCoin(R) and Warrior(R), which enjoy great popularity. The company is specialized in light truck and medium truck tire series, such as, all-steel radial heavy duty truck tires, radial light truck tires, bias light truck tires, bias truck tires, agricultural tires.

     In China's domestic tire market, the Company faces competition from other brand tire distributors and dealers, such as the dealers for Goodyear(R), Hankook(R), and Bridgestone(R) among others. Unlike the situation in other countries, China's domestic tire market is dominated by thousands of independent tire dealers, most of them being small and locally based operations. Since the large tire-makers do not have their own sales outlets in China, and they only grant their general sales agent or dealership to Chinese local dealers or agents on a provincial basis and renew it annually, there are no cross-region dealers or marketers in China. In such a fragmented marketplace, the Company, with its integrated business models as both rubber import to supply the manufacturers and tire import/export, has become the top distributor in its assigned territories and is ready to expand its business to other provinces or territory through aggressive acquisition.

COMPARATIVE ADVANTAGE OF THE COMPANY

     Integrated Business Model and Leading Market Position . In the light of the prevailing domestic and international market situation, the Company has established itself as a market leader in distributing tires in both China and overseas replacement tire market. In its home province, the Company's market share exceeds 10%. The Company believes that the key benefits of its scale include: the ability to efficiently carry an extensive inventory; the ability to invest in sales and technology support; and operating efficiencies from its scalable infrastructure. The Company believes its leading market position, combined with its new retail/service franchise enhances its ability to increase sales to existing customers, attract new customers and enter into new markets.

     Advanced Technology Support. The Company has deployed the most advanced ERP management system to its business operation, which enables the informed management of the Company's daily operations and ensures the Company will be able to execute all the business transactions accurately and efficiently. By utilizing this system, the order entry, invoicing, inventory control, accounts receivable and warehouse management and all other related transactions can be entered into the system and managed more effectively. The business process is much more straightforward, with information regarding inventory and orders being shared by multiple users within the Company, enabling a more efficient and effective business operations process. Currently, we believe the Company is one of the few Chinese general distributors who are able to get the right tires delivered to the right dealer or customer within the required time frame.

     Extensive Distribution Network: Through years of development and expansion, the Company has not only established a stable supply of rubber from the world's top rubber suppliers in Southeast Asia, but also secured its distribution relationship with the world's top tire companies, such as Michelin, Continental and Yokohama, as well as with all the top tire manufacturers in China. Currently, the Company has four (4) distribution centers with warehousing capacity and web-based information management systems. By utilizing its sophisticated inventory management and logistics technology, the Company is able to deliver 95.0% of its orders from the manufacturers or the warehouse directly to the local Chinese customer on an either same or next day basis. As a result, this helped the Company build an excellent reputation in the market with prompt delivery capacity.

     Oversea Sales Agent: The Company has established its own sales agent/office in the U.S., which is one of the Company's major tire export target markets. The establishment of an overseas sales agent has turned out to be very successful as it significantly contributed to the Company's fast expansion in the U.S market. The Company is one of the few Chinese tire distributors who own a sales agent in the U.S market. Located in Los Angeles, Sentaida International (USA) Inc. was established in early 2007. To further expand the Company's business in the North American market, Sentaida International (USA) is expected to execute its first major acquisition in the fourth Quarter of 2007. The Company is expecting to double its sales in North America this year and continue penetrating the US domestic wholesale market by distributing both brand tires and China-made tires to the local American end users.

     Strong Financial Profile and Excellent Credit Record. The Company has bank credit facilities with four (4) top Chinese Banks, which allows the Company to effectively use the financial leverage in conducting its business. The Company has received "Triple Star", highest credit rating by banks recognition from its top lender, China Agricultural Bank continuously in the last three years, which means the Company has excellent credit record in the bank.

     Experienced Management Team. The Company's executive team led by our Chief Executive Officer, Mr. Qin Long, combines substantial managerial, industrial and marketing experience with extensive government and business contacts in China.

     Broad Product Offering. The Company offers a comprehensive selection of tires in its market areas. In the China domestic market, we carry the most famous international brand series, such as, Michelin(R), Yokohama(R), and well-known Chinese brands, such as, Wanli, Linglong, Triangle, to name a few. In the overseas market, the Company offers most of the high quality China-made tires, plus its own private label lines, including "Sentaida(R)", "Delinte(R)", "Gold Stone(R)" and "Landsail(R)". In terms of tire type, the Company's product range covers almost all types of tires including TBR, OTR LTR, UHP, PCR, bias tires, and radial heavy duty tires. Due to our breadth and depth of product offering, the Company believes that it is well positioned to benefit from any increased demand in any particular tire type as well as offering a diversified strategy to offset any reduction in demand for a particular type of tire. The broad product offering has been a significant factor in attracting and retaining many of the Company's customers.

     Diversified Customer Base. The Company sells its products to a diversified and wide range of customers, including both national and regional tire dealer chains, car dealerships and other independent tire outlets. In addition to the Company's extensive inventory and same or next day distribution capabilities, it also provides its customers with sales and product support services, including logistics support and tire demonstration training to maximize their ability to sell tires. These valuable services, as well as the deep level of commitment the Company has to the business operations of its customers have resulted in a strong and stable position for the Company within the industry.

     Compelling Growth Strategy. The Company anticipates continued growth through: (1) building on the expanding global demand for rubber and tires through capacity expansion in target markets; (2) enhancing its horizontal integration through the expansion of its wholesale distribution network to neighbor provinces; (3) penetrating into automotive aftermarket service business by promoting and developing its retail/service franchise "Energy Station(R)" in the emerging and fragmented domestic market; (4) Increasing operation leverage by acquiring the majority equity interest in a productive tire manufacturer in the near future.

Market Position of the Company

     The Company has positioned itself as a leading integrated rubber and tire marketer and distributor in China. With years of development, it has effectively captured the growth opportunities in all the three market segments, rubber import and distribution, tire import/export and domestic tire distribution. It has established itself as a market leader in distributing tires in both the Chinese and overseas replacement tire market by providing a critical link between tire manufacturers and the highly fragmented retail tire market.

     As a leading rubber and tire marketer, the Company will further demonstrate its competitive advantages to gain more shares in our target market, including the North American replacement tire market and China tire market.

     In China's domestic tire market, our marketing strategy is to let our wholesale expansion lead our retail/service penetration. By following this strategy, we will first expand our wholesale business coverage, then to build Energy Station(R) in selected cities within our wholesale covered area. We intend to position ourselves as the first and largest cross-region tire distributor and aftermarket service provider in China.

DESCRIPTION OF PROPERTY

     The Company currently does not own any real estate. So far, it uses about 16,000 square meters of office space and about 17,800 square meters of warehouse for free. These office space and warehouse are owned by Sentaida Rubber Co., Ltd, which is a subsidiary of Sentaida Group Ltd. , an affiliate of the Company.

LEGAL PROCEEDINGS

     From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Except as disclosed below, the Company is currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on business, financial condition or operating results.

RISK FACTORS

The investment in our company has a high degree of risk. You should carefully consider the risks and uncertainties described below and the other related information. If any of the following risks actually occurs, our business, operating results and financial condition could be harmed and the value of our stock could go down.

RISKS RELATED TO OUR BUSINESS

     Our sales and operating revenues could decline due to macro-economic and other factors outside of its control, such as changes in consumer confidence and declines in employment levels.

     Changes in national and regional economic conditions, as well as local economic conditions where the Company conducts its operations, may result in more caution on the part of customers and consequently fewer sales of our products. These economic uncertainties involve, among other things, conditions of supply and demand in local markets and changes in consumer confidence and income, employment levels, and government regulations. These risks and uncertainties could periodically have an adverse effect on customer demand for and the pricing of our products, which could cause its operating revenues to decline. In addition, we are subject to various risks, many of them outside of our control, including availability and cost of materials and labor, changes in government regulations, and increases in taxes and other local government fees. A reduction in its revenues could in turn negatively affect the market price of its securities.

     We are subject to extensive government regulation which could cause us to incur significant liabilities or restrict our business activities.

     Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating distribution, sales, safety matters, products and others. Our operating expenses may be increased by governmental regulations and other fees and taxes, which may be imposed. Any delay or refusal from government agencies to grant us necessary licenses, permits and approvals could have an adverse effect on our operations

     We may require additional capital in the future, which may not be available on favorable terms or at all.

     Our future capital requirements will depend on many factors, including industry and market conditions, our ability to successfully implement our branding and marketing initiative and expansion of our business. We anticipate that we may need to raise additional funds in order to grow our business and implement our business strategy. We anticipate that any such additional funds would be raised through equity or debt financings. In addition, we may enter into a revolving credit facility or a term loan facility with one or more syndicates of lenders. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. Even if we are able to raise capital through equity or debt financings, as to which there can be no assurance, the interest of existing shareholders in our company may be diluted, and the securities we issue may have rights, preferences and privileges that are senior to those of our common stock or may otherwise materially and adversely effect the holdings or rights of our existing shareholders. If we cannot obtain adequate capital, we may not be able to fully implement our business strategy, and our business, results of operations and financial condition would be adversely affected. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." In addition, we have and will continue to raise additional capital through private placements or registered offerings, in which broker-dealers will be engaged. The activities of such broker-dealers are highly regulated and we cannot assure that the activities of such broker-dealers will not violate relevant regulations and generate liabilities despite our expectation otherwise.

     We depend on the availability of additional human resources for future growth.

     We are currently experiencing a period of significant growth in our sales volume. We believe that continued expansion is essential for us to remain competitive and to capitalize on the growth potential of our business. Such expansion may place a significant strain on our management and operations and financial resources. As our operations continue to grow, we will have to continually improve our management, operational and financial systems, procedures and controls, and other resources infrastructure, and expand our workforce. There can be no assurance that our existing or future management, operating and financial systems, procedures and controls will be adequate to support our operations, or that we will be able to recruit, retain and motivate our personnel. Further, there can be no assurance that we will be able to establish, develop or maintain the business relationships beneficial to our operations, or to do so or to implement any of the above activities in a timely manner. Failure to manage our growth effectively could have a material adverse effect on our business and the results of our operations and financial condition.

     We may be adversely affected by the fluctuation in raw material prices and selling prices of our products.

     The raw materials and the products we trade and distribute have experienced significant price fluctuations in the past. There is no assurance that they will not be subject to future price fluctuations or pricing control. These price changes may ultimately result in increases in the selling prices of our products, in turn, adversely affect our sales volume, revenue and operating profit.

     We could be adversely affected by the occurrence of natural disasters. From time to time, our developed sites may experience strong winds, storms, flooding and earth quakes. Natural disasters could impede operations, damage infrastructure necessary to our constructions and operations. The occurrence of natural disasters could adversely affect our business, the results of our operations, prospects and financial condition, even though we currently have insurance against damages caused by natural disasters, including typhoons, accidents or similar events.

     Intense competition from existing and new entities may adversely affect our revenues and profitability.

     In general, the tire distribution industry is intensely competitive and highly fragmented. We compete with various companies. Many of our competitors are more established than we are and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater awareness for our brands so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively or successfully with current or future competitors or that the competitive pressures we face will not harm our business.

     Our operating subsidiary must comply with environmental protection laws that could adversely affect our profitability.

     We are generally required to comply with the environmental protection laws and regulations promulgated by the national and local governments of the PRC. Some of these regulations govern the level of fees payable to government entities providing environmental protection services. If we fail to comply with any of these environmental laws and regulations in the PRC, depending on the types and seriousness of the violation, we may be subject to, among other things, warning from relevant authorities, imposition of fines, specific performance and/or criminal liability, forfeiture of profits made, being ordered to close down our business operations and suspension of relevant permits.

There may be a conflict of interest which may hurt our shareholders' interest due to related parties transactions.

     Currently, we use and share resources of our affiliated and related parties, including office sapce and warehouse space. There are risks involved in such an arrangement in which the Company's interest may be harmed due to such related party transactions.

     Our success depends on our management team and other key personnel, the loss of any of whom could disrupt its business operations.

     Our future success will depend in substantial part on the continued service of our senior management. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. We do not carry life or other insurance covering officers or key personnel. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in the People's Republic of China, competition for qualified personnel is intense. We cannot guarantee that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future.

     We may be subject to product liabilities.

     Although we distribute and export products made by others, we may be still subject to potential product related liabilities. We may not have sufficient insurance coverage for such claims if we fail to defend against them.

Risks Related To the People's Republic of China

The People's Republic of China's Economic Policies could affect our Business.

     Substantially all of our assets are located in the People's Republic of China and substantially all of our revenue is derived from our operations in The People's Republic of China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in the People's Republic of China.

     While the People's Republic of China's economy has experienced significant growth in the past twenty years, such growth has been disparate, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of the People's Republic of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

     The economy of the People's Republic of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in the People's Republic of China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over the People's Republic of China's economic growth through the allocation of resources, the control of payment of foreign currency- denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

     Capital outflow policies in the People's Republic of China may hamper our ability to remit income to the United States.

     The People's Republic of China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our directors believe that it is currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change; we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to our stockholders.

     The fluctuation of the Renminbi may materially and adversely affect your investment.

     The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. Any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

     Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. Any significant devaluation of Renminbi may reduce our operation costs in U.S. dollars but may also reduce our earnings in U.S. dollars. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

     Since 1994 the PRC has pegged the value of the Renminbi to the U.S. dollar. We do not believe that this policy has had a material effect on our business. There can be no assurance that Renminbi will not be subject to devaluation. We may not be able to hedge effectively against Renminbi devaluation, so there can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

     In addition, there can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

     It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because some of them reside outside the United States.

     As our operations are presently based in China and some of our key directors and officers reside outside the United States, service of process on our key directors and officers may be difficult to effect within the United States. Also, substantially all of our assets are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States.

     If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

     At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

     We may face obstacles from the system in the People's Republic of China.

     Foreign companies conducting operations in the People's Republic of China face significant political, economic and legal risks. The Communist regime in the People's Republic of China, including a cumbersome bureaucracy, may hinder Western investment.

     We  may  have  difficulty  establishing  adequate  management,   legal  and
financial controls in the People's Republic of China.

     The People's Republic of China historically has not adopted a Western style of management and financial reporting concepts and practices, modern banking, computer or other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

     It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in the People's Republic of China.

     Because the Company's executive officers and directors, including, the chairman of its board of directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or its officers and directors by a stockholder or group of stockholders in the United States. Also, because the majority of our assets are located in the People's Republic of China it would also be extremely difficult to access those assets to satisfy an award entered against it in a United States court.

     We are subject to the risks related to the evolving legal systems in China.

     China's legal system is still evolving with many uncertainties, particularly in the promulgation and implementation and interpretation of rules and laws that are changing, being adopted and being interpreted and applied on an uneven basis, sometimes arbitrarily. Our Company, its structure and organization are subject to those risks. If such laws and rules are applied or interpreted against the Company in an unfavorable way, we may be subject to penalties or even lose our business license and you may lose your investment in us.

     We may face judicial corruption in the People's Republic of China.

     Another obstacle to foreign investment in the People's Republic of China is corruption. There is no assurance that we will be able to obtain recourse, if desired, through the People's Republic of China's poorly developed and sometimes corrupt judicial systems.

Risks Related To Our Shares

     There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

     Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock
Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

     o the issuance of new equity securities;

     o changes in interest rates;

     o competitive  developments,  including announcements by competitors of new
products  or  services  or  significant   contracts,   acquisitions,   strategic
partnerships, joint ventures or capital commitments;

     o variations in quarterly operating results;

     o change in financial estimates by securities analysts;

     o the depth and liquidity of the market for our common stock;

     o investor perceptions of our company and the technologies industries generally; and

     o general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

     Our common stock is currently traded on a limited basis on the OTCBB under the symbol "RUBD." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

     o investors may have difficulty buying and selling or obtaining market quotations;

     o market visibility for our common stock may be limited; and

     o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

     Our principal stockholders, current executive officers and directors own a significant percentage of our company and will be able to exercise significant influence over our company.

     Our executive officers and directors and principal stockholders together will beneficially own a majority of the total voting power of our outstanding voting capital stock. These stockholders will be able to determine the composition of our Board of Directors, will retain the voting power to approve all matters requiring stockholder approval and will continue to have significant influence over our affairs. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market prices for their shares of common stock. See "Principal Stockholders" for information about the ownership of common by our executive officers, directors and principal stockholders.

     We do not anticipate paying dividends on the Common Stock.

     We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our directors intend to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business.

     Our common stock could be considered to be a "penny stock."

     Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

     Broker-dealer requirements may affect trading and liquidity.

     Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

     Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

     Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

     From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Management's Discussion and Analysis of Financial Condition and Results of Operations for Fiscal Year 2004, 2005 and 2006

     In the section below, the terms "Company", "we", "us", "our" and similar terms refer to Zhongsen Holding Co. Ltd, Qingdao Free-Trading Zone Sentaida International Trade Co. Ltd (FTZ Sentaida) and Qingdao Sentaida Tires Co.(Sentaida Tires) in relevant context unless the context indicates otherwise. The following discussion and analysis of results of operations, financial condition and liquidity should be read in conjunction with our combined financial statements of the three companies and the related notes and information included elsewhere in this prospectus.

     Our fiscal year is ended December 31 each year so that the financial statements of each year will be comparable with each other. However, because the business of domestic tire distribution was established in December 2004, the consolidated financial statement for 2004 will not be exactly comparable to the fiscal year 2005 and 2006.

Overview

Zhongsen Holdings Co., Ltd.'s business originated in January 2000 under the name of Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd. (FTZ Sentaida), which involved in the rubber import and domestic distribution as well as tires export. In December 2004, Qingdao Sentaida Tires Co., Ltd. (Sentaida Tires) was established and expanded the company's business to tires distribution in China's domestic market. In January 2005, Zhongsen Trading Co., Ltd was incorporated in British Virgin Island; and also involves in rubber import and distribution and tires export, and changed its name to Zhongsen Holdings Co., Ltd in June 2007. In July 2007, Zhongsen International Co. Group Ltd. in Hong Kong reached agreement with the shareholders of both FTZ Sentaida and Qingdao Sentaida Tires Co. to acquire 100% of the equity interest through a cash purchase. In August 2007, such acquisitions were approved by the appropriate Chinese authorities. Consequently, both the companies changed their status from China domestic companies into a wholly-owned foreign invested enterprise respectively. In September 2007, Zhongsen International Co. Group Ltd. in Hong Kong has acquired 100% of equity interest of Zhongsen Holdings Co., Ltd.

     Our company is the largest integrated independent distributor of tires and rubber in China in terms of overall sales and market coverage. We intend to maintain our leading position in the industry by further diversifying our product/service selection and by expanding our operation geographically through strategic acquisitions.

     In the fiscal year ended in 2006, the three companies' combined sales about $333 million, which represented 35.7% growth over 2005's figure. We realized net profit of about $ 4.7 million, increased by 11% compared with year 2005. With strong logistics and distribution capability, the Company has established its leading position both as an effective intermediary between international rubber producers and Chinese tire manufacturers, and as the top distribution partner of major tire manufacturers in China.

     The company's Rubber Import and Distribution Division, operating under FTZ Sentaida has imported and sold over 117,494 metric tons of natural rubber, accounted for 5.6% of China's overall rubber import volume in 2006. The sales have generated over $ 219million of revenue, which represented 66% of the
Company's total net sales and up 67% from Year 2005. Backed by the world top natural rubber suppliers in Southeast Asia, our Rubber Import and Distribution Division's client base has covered majority of the top Chinese and foreign-invested tire manufacturers in China.

     Our Company's Tires Export Division, operating under FTZ Sentaida, contributed 20% of the company's total net sales by exporting $ 69 million worth tires in 2006. It has made the company as one of the top independent tires exporters in China. The Tire Export Division has established a long-term export agent relationship with all major Chinese tire manufacturers and carrying selected Chinese brand tires in overseas market. Those brand tires include Wanli(R), Linglong(R), Doublestar(R), Yellowsea(R) and Triangle(R) etc. In addition, the company has also worked with its strategic manufacturing partners and jointly developed its proprietary brand tire series: Sentaida(R), Delinte(R), Goldstone(R) and Landsail(R), the sales of which accounted for roughly 20% of the company's total export in 2006.

     The Company's Domestic Sales and Distribution division, operating under Sentaida Tires, provides a critical link between major tire manufactures and the highly fragmented replacement tire market in China. In 2006, it has generated approximately $43 million of revenue, which represented 13% of the Company's totaled net sales and over 51% of annual growth against the division's annual sales in 2005. We serve as the exclusive distributor for the world largest tire manufacturers: Michelin(R) and Yokohama(R) in Shandong Province P.R.C. We also carry the top ten leading Chinese brand tires as well as a number of high quality private labeled product lines. We believe that we have the most complete lines in the replacement tire market and our broad product offering has been a significant factor in attracting and retaining many of our customers. Now, our Domestic Sales and Distribution Division operate 4 regional distribution centers and sells to over one thousand of tire dealers, retailers and institutional clients.

     We believe that our size and worldwide footprint give us a substantial advantage over our competitors since all of them are regionally focused. Our established business relationship with world top rubber suppliers and major tire manufacturers and our well-established distribution network have paved the way for our future expansion and growth.

Results of Operations:

     Due to the operation expansion, Sentaida Tires' business started in December 2004, therefore, FTZ Sentaida, Sentaida Tires and Zhongsen Holdings Co.
Ltd's combined results of operation is only comparable for the fiscal year 2005 and 2006 based on the table below.

Table 1: FTZ Sentaida, Sentaida Tires and Zhongsen Holdings Co., Ltd's results of operation for the period of 2005 and 2006, each item as a percentage of total sales, and year to year change of each item:

------------------------------- ----------------- ----------- ------------------ ----------- ---------------
                                    Audited                        Audited
                                      2006                          2005                      % of change
                                      US$         % of sales         US$         % of sales  based on 2005
------------------------------- ----------------- ----------- ------------------ ----------- ---------------

Sales                             332,535,270       100.0%       245,086,065       100.0%        35.7%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Cost of goods sold                315,093,435        94.8%       230,577,464       94.1%         36.7%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Gross profit                       17,441,835         5.2%       14,508,601         5.9%         20.2%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Operating expenses
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Freight charges                   5,847,439         1.8%         3,205,514         1.3%         82.4%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Commissions and rebates             145,621         0.0%         1,951,499         0.8%        (92.5%)
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Insurance                           270,079         0.1%           268,125         0.1%          0.7%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Selling expenses                   2,319,384        0.7%         1,747,178         0.7%         32.8%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
General & Administrative
expenses                               482,299        0.1%           398,315         0.2%         21.1%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Total expenses                     9,064,822        2.7%         7,570,631         3.1%         19.7%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Income/loss from operations          8,377,013        2.5%         6,937,970         2.8%         20.7%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Other income and expenses
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Miscellaneous income                 265,535        0.1%         -189,880         -0.1%       2.4 times
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Interest expenses                 -3,474,729       -1.0%       -2,299,172         -0.9%         51.1%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
  Other net                         -3,209,194       -1.0%       -2,489,052         -1.0%         28.9%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Income/loss from operation
before income tax                    5,167,819        1.6%        4,448,918          1.8%         16.2%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------



                                       25

------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Provision (benefit) for                572,682        0.2%          205,158          0.1%       1.8 times
income taxes
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Foreign currency translation            96,322                      -15,820
gain/loss
------------------------------- ----------------- ----------- ------------------ ----------- ---------------
Net income/ loss                     4,691,459        1.4%        4,227,940          1.7%         11.0%
------------------------------- ----------------- ----------- ------------------ ----------- ---------------

Sales

     Sentaida Tires, FTZ Sentaida, and Zhongsen Holding Co., Ltd's combined net sales increased by about $87.4 million in 2006, which is about 35.7% higher than fiscal year 2005's figure.

     On one hand, the FTZ Sentaida contributed to the increase of group revenue by $66.2 million, primarily due to the increase of 16,363 tons of sales of rubber in 2006.

     On the other hand, Domestic Tire Distribution of Sentaida Tire contributed about $14.5 million to the increase of the totaled net sales. This was mainly attributable to increasingly stable distribution network, enhanced capability of expanding client base and market coverage, new exclusive distribution right received from Yokohama(R) and Pirelli(R) for the market territory of Shandong Province.

     The rest of sales increase came from the three newly-established full function aftermarket service centers in Qingdao.

Gross Profit:

     In terms of the absolute amount, the Company's gross profit has increased about $2.9million in 2006, 20.2 % up compared with fiscal year 2005. The increase in sales revenue was offset by the higher increase in cost of good sold; therefore the company's gross profit margin dropped by 0.7%.

Operating expenses

     The total operating expenses increased to about $9 million dollars in fiscal 2006 from about $ 7.6 million in fiscal 2005. The increased expense of about $1.4 million was approximately 19.7% over fiscal 2005. The percentage of the increase in operating expenses was less than the percentage of increase in revenue.

     Included in operating expenses, however, freight charges were increased significantly, about 82.4 % over the 2005's figure. That was partially caused by the shipping and delivery fee increase and shipping volume increase, corresponding to our growing rubber import business. Increase in fuel price in 2006 has more or less added transportation cost. In addition, sales price was CIF price, which caused obvious increase in freight charges as well.

     The Selling Expenses in absolute amount has increased by 32.8%, $572,206, comparing with fiscal 2005. Salary and wages, depreciation, traveling expenses, auto & fuel expenses account for most of the selling expenses. The increase was partially due to our fast growing retailing business. We opened three large aftermarket service centers in Qingdao city, which caused the increases of selling expenses. Salary and wages rose by about $0.19 million. Meanwhile, additional depreciation of $0.27 million for tires mold that were reclassified as fixed assets in fiscal 2006 also contributed to the rise of selling expenses. In terms of the ratio of selling expenses to sales, there was no obvious change, accounted for 0.7% of sales in 2006 and 2005 respectively.

     Overall increase in operating expenses offset the increase in sales revenue; we realized 20.7% increase (approximate $1.5 million) in income from Operations of fiscal year 2006 compared with fiscal year 2005.

Interest expenses:

     We experienced an increase of about $1.18 million in interest expenses from $2,299,172 in fiscal 2005 to $3,474,729 in fiscal 2006. In order to finance our business expansion, we increased our debt level by about $ 17 million in 2006, mainly in the way of trade financing and normal commercial short-term loan, all of which lead to the proportional increase in interest expenses. In addition, due to the increase in sales, working capital turnover also was fast than before, which lead to other financial expenses associated with opening and accepting bill of exchange, discounting note and other commercial paper were also increased.


Net Income

     We achieved net income about $ 4,691,459 in fiscal 2006, which increased by $0.46 million (approximately 11.0%), compared to US$ 4,227,940 in fiscal 2005, which was primarily due to obvious increase in sales revenue and income from operations.

Liquidity and Capital Resources

The following table summarizes the cash flow for fiscal years 2005 and 2006:



                                                   -------------- --------------
                                                       2006            2005
                                                   -------------- --------------
                                                        US$            US$
   ----------------------------------------------- -------------- --------------
   Cash provided by (used in) operating             (8,720,251)    10,920,436
   activities
   ----------------------------------------------- -------------- --------------
   Cash provided by (used in) investment            (4,421,209)    (5,663,135)
   activities
   ----------------------------------------------- -------------- --------------

   ----------------------------------------------- -------------- --------------
   Cash provided by (used in) financing             13,240,320     (2,299,667)
   activities
   ----------------------------------------------- -------------- --------------
   Effect of exchange rate change on cash               51,192        186,470
   ----------------------------------------------- -------------- --------------
   Net increase in cash and cash equivalents           150,052      3,144,104
   ----------------------------------------------- -------------- --------------
   Cash and cash equivalents beginning of the        4,161,335      1,017,232
   year
   ----------------------------------------------- -------------- --------------
   Cash and cash equivalents ending of the year      4,311,387      4,161,335
   ----------------------------------------------- -------------- --------------




Operating activities

     Total net cash used in operating activities for fiscal 2006 increased by $19,640,687 to $8,720,251 compared to net cash provided by operating activities of $10,920,436 in fiscal 2005. The increase in cash used in operating activities was, on one hand, due to an increase in our related party receivable, notes receivable and accounts receivable (totaled about $26.3 million).


Investing Activities

     Total net cash used in investing activities decreased by $1.24 million to $4,421,209 in the aggregate twelve-month period of 2006 compared to $5,663,135 in fiscal 2005. The relatively higher investment amount in 2005 was mainly made for starting a new line of business, i.e., domestic tires distribution under Sentaida Tires in 2005. As result, we incurred about $2,880,222 in fixed assets, such as office space, service centers, and equipments and so on. The cash used in 2006 was mainly invested on newly-established full function aftermarket service centers in Qingdao with corresponding increase in fixed assets such as buildings and equipment etc. In addition, the increase of restricted cash as of December 31, 2006 was approximately $0.6million less than the corresponding amount as of December 31, 2005, which contributed to the decrease of cash used in investing activities as well.




Financing Activities

     Total net cash provided by financing activities in fiscal 2006 increased about $ 15.5 million from $ 2,299,667 of cash used in 2005 to $13,240,320 of net cash provided by financing activities in 2006. The increase in cash provided by financing activities was primarily due to the increase of our debt level in connection with business expansion and increase in capital demand. The level of our short-term debt increased significantly by about $17 million, mainly in the form of trade financing facility. The increase was partially offset by the repayment of loan from previous year.

The Company has no long-term debt.

Revolving Credit Facility

     In 2006, FTZ Sentaida had about $2.2 million short term debt for working capital turnover from two banks at an average annual interest rate of about 6%. Among the borrowings, about $1 million was collateralized on the land of one of the company's strategic business partner and was repaid in June 2007. Another outstanding of $1.2 million was renewed in Nov. 2007, which was collateralized on a property of Sentaida Tire. The property is worth about $1.36 million valued at cost.

     FTZ Sentaida has increased the credit facility to support business expansion. The credit facility was mainly in the form of trade financing. The outstanding import bill advance, export bill purchase, consignment of collection, document against payment and document against acceptance was about $37 million in total. Corresponding financial charge was based on the interest rate defined in individual transaction contract between FTZ Sentaida and banks. In general, the interest rate for import bill advance and export bill purchase was based on average of three month LIBOR plus 1%; the financial charge of establishment of letter of credit was about 0.1%; financial charge for document against payment and document against acceptance was at the rate fluctuated around 0.1%, the letter of credit's negotiation charge was at 0.125%.

     The obligations of credit were secured by a pledge of substantial land, building and fixed assets of Sentaida Group LLC and also personally guaranteed by one stockholder of Sentaida Group. The contractual agreements with banks contain covenants which restrict the company's ability to incur additional debt; enter into guarantees; make loan and investment; and modify certain material agreements; as well as other customary covenants. Through out the year, there was no violation of the covenants by FTZ Sentaida.


     The majority of the Company's revenues and expenses were denominated primarily in Renminbi ("RMB"), the currency of the People's Republic of China.

     There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. The Company does not engage in currency hedging. Inflation has not had a material impact on the Company's business.

   Management's Discussion and Analysis of Financial Condition and Results of
        Operations for the nine months ended September 30, 2007 and 2006


Overview:

     Zhongsen International Company Group Ltd itself has no significant assets and operations other than holds equity interest in F.T.Z. Sentaida, Sentaida Tires and Zhongsen Holdings.

     The Company's Rubber Import/Distribution Division, operating under F.T.Z.Sentaida and Zhongsen Holdings, generated about $146.9 million of revenue, which accounted for 55.9% of the Company's consolidated net sales for the nine months ended September 30, 2007. It decreased by 11% comparing with the division's revenue for the same period in 2006. The decrease was primarily due to the change of sales recognition method for styrene-butadiene rubber (SBR rubber). In the previous fiscal years, the Company's SBR rubber business was conducted with both purchasing contracts and sale contracts, and the whole contract value of sale contract was recognized as sales revenue, while the purchasing cost was recorded as the corresponding cost of good sold (COGS). According to the new sales agent agreement with SBR rubber supplier, the Company would serve as a sales agent for SBR rubber starting in 2007 and receive 1.0% of the sales commission from its sales. For the first nine (9) months of 2007, the Company recognized around $0.17 million of sales commission from its $16.6 million of SBR rubber sales, which would make up the segment's revenue by 11.3% in this period if the Company used the previous sales recognition method under the old SBR rubber sales contract. In addition, the similar situation also happens to another category's rubber sales, which would make up about another 5.7% of the segment's revenue if there was no sales agent agreement change nor sales recognition method change.

     The Company's Tire Export Division, operating under F.T.Z.Sentaida and Zhongsen Holdings, achieved about $75.5 million of revenue, which represented 28.7% of the Company's total net sales for the nine months ended September 30, 2007. It was up approximately 23.0% in comparison with the corresponding figure for the same period in 2006.

     The Company's Tire Domestic Sales Division, operating under Sentaida Tires, generated about $40.4 million net sales, accounted for about 15.4% of the Company's consolidated net sales. It increased by 25.3% comparing with the amount for the same period in 2006.



Results of Operations:

Quarter ended September 30, 2007 compared to quarter ended September 30, 2006. The following table sets forth the period change for each category of the statement of operations, as well as each category as a percentage of net sales.


---------------------------------------- ------------ --------- ------------ ---------- ---------------
                                          unaudited              unaudited               % of change
                                          2007.1-9     % of       2006.1-9      % of       based on
                                             US$       sales        US$        sales       2006.1-9
---------------------------------------- ------------ --------- ------------ ---------- ---------------

Sales                                    262,834,994   100.0%   258,867,580   100.0%         1.5%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Cost of goods sold                       248,564,259   94.6%    246,575,915    95.3%         0.8%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Gross profit                             14,270,735     5.4%    12,291,665     4.7%         16.1%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Operating expenses
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  Freight charges                         4,369,457     1.7%     4,142,056     1.6%          5.5%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  Commissions and rebates                  54,253       0.0%      692,366      0.3%         -92.2%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  Insurance                                215,543      0.1%     204,799.      0.1%          5.2%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  Selling expenses                        2,007,341     0.8%     1,848,084     0.7%          8.6%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  General & Administrative expenses        582,805      0.2%      334,176      0.1%         74.4%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  Total expenses                          7,229,399     2.8%     7,221,481     2.8%          0.1%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Income/loss from operations               7,041,336     2.7%     5,070,184     2.0%         38.9%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Other income and expenses
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  Miscellaneous income                     602,398      0.2%      225,255       0.1%      1.7 times
---------------------------------------- ------------ --------- ------------ ---------- ---------------
  Interest expenses                      -2,918,971    -1.1%    -2,283,247     -0.9%        27.8%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Other net                                -2,316,574    -0.9%    -2,057,992     -0.8%        12.6%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Income/loss   from   operation   before
income tax                                4,724,763     1.8%     3,012,192     1.2%         56.9%
---------------------------------------- ------------ --------- ------------ ---------- ---------------

---------------------------------------- ------------ --------- ------------ ---------- ---------------
Provision (benefit) for income taxes       427,679      0.2%     134,890.      0.1%       2.2 times
---------------------------------------- ------------ --------- ------------ ---------- ---------------

---------------------------------------- ------------ --------- ------------ ---------- ---------------
Net income/ loss                          4,297,084     1.6%     2,877,302     1.1%         49.3%
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Foreign     currency      translation
gain(loss)                                 230,359      0.1%      -8,946       0.0%       26.7 times
---------------------------------------- ------------ --------- ------------ ---------- ---------------
Comprehensive Income                      4,527,443     1.7%     2,868,357     1.1%         57.8%
---------------------------------------- ------------ --------- ------------ ---------- ---------------

Net Sales:

The net sales for the nine months ended September 30, 2007 were about $262.8 million, increased by approximately $3.9 million in absolute amount. It was 1.5% higher than the net sales for the same period in 2006. The increase mainly contributed by tire domestic sale and distribution. On one hand, the Company carried two new high quality Chinese tire brands to sell in early 2007, which diversify the Company's product offering and bring more revenue to the Company. On the other hand, the Company has been focusing on developing distribution network and enhancing the ability to expand the customer base. Therefore, not only the existing customers bought more tires than before, but also the Company developed some new customers. All these contributed to the increase in revenue.

Gross Profit:

In terms of the absolute amount, the Company's gross profit increased about $2 million for the nine months ended September 30, 2007, up 16.1% comparing with the corresponding figure in 2006. Due to the favorable purchase price and sales price the Company could get, the cost of good sold slightly dropped by 0.8% comparing with the 2006's figure, and the overall gross profit margin had been improved a bit from 4.7% in 2006 to 5.4% in 2007.

Operating Expenses:

Operating expenses for the nine months ended September 30, 2007 was maintained at the same level as that in 2006, which was about $7.2 million. It accounted for 2.8% of the revenue in each year. In respect of the absolute amount of each category included in operating expenses, some of them were increased. However, when considers each category as percentage of sales, there was no obvious increase comparing with the corresponding figure in 2006.

Selling expenses increased by about $0.16 million, up 8.6% comparing with the figure in 2006. The increase in selling expenses primarily resulted from higher employee related expenses. There was also increase in depreciation expenses relating to the Company's warehousing infrastructure and buildings of the Company's Chain stores.

General and administrative expenses were increased to about $0.58 million for the first nine months ended September 30, 2007 from about $0.33 million for the same period in 2006. It was up 74.4%. The about $0.25 million increase was resulted from increase in employee related expenses, such as salaries and social welfare increased by about $50,725; listing related fee was about $62,000; miscellaneous expenses like travel expenses, fuel cost and vehicle maintenance expenses etc. increased by about $67,000; local tax increased by about $72,000.

Freight charges were about $4.4 million for the nine months ended September 30, 2007. It was increased by 5.5 % comparing with the figure for the same period in 2006. Freight charges accounted for 1.7% and 1.6% of revenue for the first nine months in 2007 and 2006, respectively. Miscellaneous charges like port charges, goods handling charges, custom miscellaneous charges for goods examination, goods loading and unloading etc. were all included in freight charges. The about $0.3 million increase in freight charges was primarily due to the increased sales of tire export. The increase was in proportion to the increase in sales of tires export.

Commission and rebates  dropped from about $0.7 million in the nine months ended

September 30, 2006 to $54,253 for the same period in 2007, decreased by about 92%. Before 2007, the Company contracted with a sales agent to sell tires to USA market and paid commissions to the sales agent. The contract with the sales agent ended in early 2007, therefore, commission and rebates were reduced significantly.

The dramatic decrease in commissions and rebates offset the increase in other categories included in operating expenses, which contributed to the stable level of operating expenses. Due to the overall increase in revenue with no obvious growth in operating expenses, the Company achieved about $7 million income from operation for the first nine month in 2007. It was about 38.9% higher than the approximate $5 million of income from operation for the same period in 2006.

Interest Expense:

The Company experienced about $0.6 million of increase in interest expense to approximately $2.9 million for the nine months ended September 30, 2007 from about $2.3 million for the same period in 2006. Interest expense for discounting notes, short term debt for working capital turnover and trading finance were all included in interest expense. For the nine months ended September 30, 2007, interest expense was about $2 million, miscellaneous financial charges were about $0.9 million. They were about $1.7 million and $0.6 million for the same period in 2006. The increase in interest expense was primarily due to the rise of interest rate charged by banks. The average annual interest rate in 2006 was about 6%, while it was about 6.4% for the nine months in 2007. In addition, the opening balance for the short-term borrowing in 2007 was about $18.4 million higher than that in 2006, which were all paid off in the first nine months 2007. It also resulted in the increase in interest expense.

Net Income:

The Company achieved about $4.3 million of net income for the nine months ended September 30, 2007, which increased by about $1.4 million (approximately 49.3%) comparing with $2.9 million for the same period in 2006. It was mainly attributed to stable level of operating expenses, increase in revenue and income from operations.

Liquidity and Capital Resources:

The following table summarizes the cash flows for period ended September 30, 2007 and 2006.

   ----------------------------------------------- -------------- --------------
                                                    2007.1-9       2006.1-9
   ----------------------------------------------- -------------- --------------
                                                        US$            US$
   ----------------------------------------------- -------------- --------------
   Cash   provided   by   (used   in)   operating   (3,019,846)    (13,817,451)
   activities
   ----------------------------------------------- -------------- --------------
   Cash   provided   by  (used   in)   investment   (2,393,579)    (3,098,063)
   activities
   ----------------------------------------------- -------------- --------------

   ----------------------------------------------- -------------- --------------
   Cash   provided   by   (used   in)   financing    2,030,319     20,078,988
   activities
   ----------------------------------------------- -------------- --------------
   Effect of exchange rate change on cash             343,666       (103,898)
   ----------------------------------------------- -------------- --------------
   Net increase in cash and cash equivalents        (3,039,440)     3,059,576
   ----------------------------------------------- -------------- --------------
   Cash and  cash  equivalents  beginning  of the    4,311,388      4,161,335
   year
   ----------------------------------------------- -------------- --------------
   Cash and cash equivalents ending of the year      1,271,948      7,220,911
   ----------------------------------------------- -------------- --------------
   Cash payments for interest                        2,666,482      2,559,633
   ----------------------------------------------- -------------- --------------
   Cash payment (receipts) for taxes                  48,277          77,702
   ----------------------------------------------- -------------- --------------

Operating activities:

Total net cash used in operating activities in the nine months ended September 30, 2007 was reduced by $10.8 million to approximate $3 million as comparing with about $13.8 million for the same period in 2006. The decrease in cash used in operating activities was primarily because the increase in accounts receivable (about $3 million of increase) in the first nine months ended September 30, 2007 was significantly dropped comparing with about $22.2 million of increase in accounts receivable for the same period in 2006. In addition, the increase in inventory (about $1.9 million of increase) was also less than that (about $ 5.6 million of increase) in 2006. Net working capital at September 30, 2007 totaled $11.9 million comparing with $10.3 million at December 31, 2006, an increase of $1.6 million. Component of this increase included an increase in inventory, accounts receivable, related party receivable.

Investing activities:

Net cash used in investing activities decreased by approximately $0.7 million to $2.4 million in the nine months ended September 30, 2007 comparing with $3.1 million for the same period in 2006. The decrease in cash used in investing activities was due primarily to a reduction in capital expenditure. In 2006, there was an increase in investment on newly-established full function aftermarket service centers in Qingdao, which resulted in corresponding increase in fixed assets such as buildings and equipments etc. This investment did not repeat in 2007.


Financing activities:

Net cash provided by financing activities decreased by $18.0 million to about $2 million in the first nine months ended September 30, 2007 comparing with about $20 million for the same period in 2006. The decrease in cash provided by financing activities was primarily due to the decrease of amount used in trade financing. Export bill purchase, import bill advance, documents against payment and documents against acceptance mainly constitute the Company's short term borrowings. Due to the Company could get longer credit term from its suppliers in 2007 than it was in 2006, the accounts payable was increased, while the need for import bill advance and export bill purchase etc. was reduced. This resulted in the increase in short term borrowings (about $2 million of increase) at September 30, 2007 significantly less than the increase in short terms borrowings for the same period in 2006 (about $23 million of increase). In addition, the Company had long-term debt about $2.5 million at September 30, 2006, and there was none at September 30, 2007.

Revolving credit facility:

As of September 30, 2007, the Company could get total revolving credit facility up to about $111.7 million from cooperative commercial banks (of which up to $25.2 million may be utilized in the form of letters of credit). As of September 30, 2007 the outstanding of the credit facility used was about $42.2 million.

Import bill advance, export bill purchase, packing loan, consignment of collection, documents against payment, documents against acceptance and letters of credit mainly constitute the credit facility. Corresponding financial charges are based on the interest rate defined in each individual contract between the Company and the banks. In general, the interest rate for import bill advances and export bill purchases is based on the average of three months LIBOR plus 0.8%. The finance charge for opening a letter of credit is approximately 0.1%; finance charges for documents against payment and documents against acceptance are at a rate fluctuating around 0.1%. The letters of credit negotiation charge is at 0.125%. In total, the interest expense and miscellaneous financial charges incurred as of September 30, 2007 was about $2.9 million.

The obligations of credit are guaranteed by Sentaida Group Ltd, Sentaida Rubber Co. Ltd, and also bear the personal guarantee of one of the stockholders of Sentaida Group. The contractual agreements with banks contain covenants which restrict the Company's ability to incur additional debt, enter into guarantees, make loans and investments, and modify certain material agreements, and other customary covenants. The Company has not violated any of the covenants during the period reported.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Below are the names and certain information regarding the Company's executive officers and directors following completion of the acquisition.

--------------------------------------------------------------------------------
NAME                 AGE     POSITION
--------------------------------------------------------------------------------
Qin Long             42      Chairman of the Board and Chief Executive Officer
--------------------------------------------------------------------------------
Jeff Chen            46      Director and President
--------------------------------------------------------------------------------
Ji Gongsheng         42      Direcotr and Vice President and General Manager
                             of Qingdao Qingdao Free-Trading Zone Sentaida
                             International Trade Co., Ltd.
--------------------------------------------------------------------------------
Liang Junfeng        47      Director and Vice President and General Manager
                             of Qingdao Sentaida Tire Co., Ltd
--------------------------------------------------------------------------------
Liang Junbao         44      Director and Chief Financial Officer
--------------------------------------------------------------------------------

     Officers are elected annually by the Board of Directors, at the Company's annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

     Mr. Qin Long, Chairman & CEO of the Company: age 42, worked as general manager in Tizong Rubber Company in Qingdao from 1990 to 1998. He joined the Company as a founder and chairman of board in 2000. In the last 7 years, Mr. Qin has led the Company and built it from a start-up. Under his leadership, the Company has grown from one single line of business in natural rubber trading to today's world-wide marketing and distribution of both rubber and tires. The Company's annual sales have increased from a few million dollars in 2000 to $327 million in 2006.

     Mr. Jeff Chen, Board Director and President of Zhongsen Holdings Co., Ltd., age 46, graduated from Beijing Foreign Studies University in 1983 with a major in International Trade. Before joining Zhongsen Holdings in 2006, he served as President of Aeon Holdings Co. in Hong Kong for four (4 ) years. Prior to that, he held several senior managerial positions in different international companies, which include SinoChem, where he had served as General Manager for

Eastern China Region for 12 years and led the region to generate RMB 3 billion of annual sales in 2000.

     Mr. Ji Gongsheng, Vice President of the Company and General Manager of Qingdao (F.T.Z) Sentaida Int'l Trade Co., Ltd. age 42, graduated from Fudan University with a major in Economics. Before he joined the Company in 2004, he had worked as General Manager of the Rubber Division of SinoChem International Trading Group for nine (9) years. Prior to that, he worked as Division Manager at Qingdao Light & Chemical Industrial Company from 1984 to 1995. Mr. Ji is a well-known trader in the China rubber industry.

     Mr. Liang Junfeng, Vice President of the Company and General Manager of Qingdao Sentaida Tire Co., Ltd., age 47. He joined Qingdao F.T.Z. Sentaida International Trading Co. in 2002 and founded Qingdao Sentaida Tire Co., with Mr. Qin Long. In the last three years, he has led the Company's Domestic Tire business division and generated over RMB 1.3 billion of aggregate sales. Before he joined the Company, he worked as Sales Manager in Weihai Triangle Tire Co, one of the largest tire-makers in China, for 9 years. From 1980 to 1993, he served as Sales Manager at Tai'an City Merchant Supply Company.

     Mr. Liang Junbao, Chief Financial Officer, age 44, Certified Senior Accountant, graduated from Tianjin University with an MBA degree in 1996. Mr. Liang has served in this capacity since he joined the Company in December 2002. Prior to that, he had worked as Chief Accountant and CFO at Weihai Triangle Tire Co. for eight (8) years. From 1988 to 1994, Mr. Liang was a manager in the Finance Department of Ningyang Fertilizer Factory in Ningyang County, Shandong Province.

EXECUTIVE COMPENSATION

No compensation has been paid to any executive office during the past three years.

There are no current employment agreements between any individuals and the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     F.T.Z Sentaida has business relationship with Qingdao Sentaida Rubber Co. Ltd. ("Sentaida Rubber"). Sentaida rubber is a subsidiary of Sentaida Group Co., Ltd, which also owned 51% of shares of Sentaida Tires and F.T.Z Sentaida before Sentaida Tires and F.T.Z Sentaida are acquired by the Company. Until December 31, 2006, F.T.Z Sentaida had about $19.6 million of related party receivable, which was payable by Sentaida rubber. There is an agreement between FTZ Sentaida and Sentaida Rubber, which states that all the amounts owed by Sentaida Rubber will be paid within one year. All the debts are guaranteed by Sentaida Group Co., Ltd.

     LQJ Global Tire ("LQJ") is another related party. One of its shareholders is Mr. Qin Long (one of the directors of Sentaida Group) who owns 70% of LQJ's shares. In 2006, LQJ accounted for about 71% of the related party sales, and about 18% of the related party receivables (approximately $5 million). The sales to LQJ are normal business operation and the settlement of payment is made under "document against acceptance" in 60 days.

     As current plan, these related transactions will be resolved by cash and fixed asset transfer. Detail procedure for fixed asset transaction is in discussion with financial and legal expert.


             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
                        AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information as of January 1, 2008, both before giving effect to the Transactions, concerning the beneficial ownership of the Common Stock of the Company by each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common
Stock of the Company:

                                                                        Percentage of
                                                                        Common Stock      Number of Shares
                                              Number of Shares of        Outstanding      of Common Stock     Percentage of Common
 Name and Address                                 Common Stock             Before        Beneficially Owned    Stock Outstanding
of Beneficial Owner                           Beneficially Owned        Transactions     After Transactions    After Transactions
-------------------                           ------------------        ------------     ------------------   ---------------------

Kevin B. Halter, Jr. (1)                          412,802                   45.3               411,695               1.6
2591 Dallas Parkway, Suite 102
Frisco, Texas  75034

Pam J. Halter                                           0                    0                       0               0
2591 Dallas Parkway, Suite 102
Frisco, Texas  75034

Halter Capital Corporation                        593,605                   65.1               591,391               2.3
2591 Dallas Parkway, Suite 102
Frisco, Texas  75034

All Executive Officers and Directors as           593,605                   65.1               591,391               2.3
a Group (two persons)


(1) Kevin B. Halter, Jr. owns 50% of Halter Capital Corporation; 50% of Halter Capital Corporation's stock ownership is included in his holdings, namely 296,802 shares.

     As of January 1, 2008, there were 912,214 shares of common stock issued and outstanding. We have no compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance.  Prior to closing,  the Company  will redeem  2,214 shares from Halter
Capital Corporation at par value.

     The following table sets forth information as of January 1, 2008 both before and after giving effect to the Transactions, concerning the beneficial ownership of the common stock of the Company by each person who is known to the Company to own beneficially more than five percent of the outstanding shares of common stock.

                                                                   Percentage of
                                         Number of Shares of        Common Stock       Number of Shares
                                            Common Stock            Outstanding          Common Stock        Percentage of Common
   Name and Address of                   Beneficially Owned            Before         Beneficially Owned      Stock Outstanding
   Beneficial Owner(1)(3)                Before Transactions        Transactions     After Transactions(2)    After Transactions
   ----------------------                -------------------        ------------     ---------------------    ------------------

Qin Long                                          0                        0              11,310,000                43.5

Jeff Chen                                         0                        0              11,700,000                45.0

All offices and directors as a                    0                        0              23,010,000                88.5
group (5 persons)



(1) The address for each beneficial owner is No. 177 Chengyang Section, 308 National Highway, Danshan Industrial Area, Qingdao, China.

(2) As used herein, a person is deemed to be the "beneficial owner" of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty
     (60) days. As used herein, "voting power" includes the power to vote or to direct the voting of shares, and "investment powers" includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3) Except as otherwise indicated by footnote, the persons names in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

Description of Registrant's Securities.

     The following summary is qualified in its entirety by reference to the Company's Articles of Incorporation ("Articles") and its Bylaws. The Company's authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share.

Common Stock

     As of February 5, 2008, (post closing) 26,000,000 common shares of the Company's common stock are held of record by approximately 32 holders and an unknown number of beneficial holders. Each share of common stock entitles the holder of record thereof to cast one vote on all matters acted upon at the Company's stockholder meetings. Directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in connection with the exercise of options under the Option Plan will be fully paid and non-assessable when issued.

     Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its sole discretion from funds legally available there for. In the event the Company is liquidated, dissolved or wound up, holders of common stock are entitled to share ratably in the assets remaining after liabilities and all accrued and unpaid cash dividends are paid.

Preferred Stock

     The Board of Directors of the Company has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by the Board of Directors. The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the Board of Directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of the Company.

      There are no shares of preferred stock designated or issued as of the date hereof.

Certain Rights of Holders of Common Stock

     The Company is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). Accordingly, the rights of the holders of common stock are governed by Nevada law. Although it is impracticable to set forth all of the material provisions of the NRS or the Company's Articles and Bylaws, the following is a summary of certain significant provisions of the NRS and/or the Company's Articles and Bylaws that affect the rights of securities holders.

Anti Takeover Provisions

         Special Meetings of Stockholders; Director Nominees
         ---------------------------------------------------

     The Company's Bylaws and Articles provide that special meetings of stockholders may be called by stockholders only if the holders of at least 80% of the common stock join in such action. The Bylaws and Articles of the Company also provide that stockholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the Company at least 90 days in advance of the date on which the last annual stockholders' meeting was held, and provide that the number of directors to be elected (within the minimum - maximum range of 1 to 21 set forth in the Articles and Bylaws of the Company) shall be determined by the Board of Directors or by the holders of at least a majority of the common stock. While these provisions of the Articles and Bylaws of the Company have been established to provide a more cost-efficient method of calling special meetings of stockholders and a more orderly and complete presentation and consideration of stockholder nominations, they could have the effect of discouraging certain stockholder actions or opposition to candidates selected by the Board of Directors and provide incumbent management a greater opportunity to oppose stockholder nominees or hostile actions by stockholders. The affirmative vote of holders of at least a majority of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.


         Removal of Directors
         --------------------

     The Articles of the Company provide that directors may be removed from office only for cause by the affirmative vote of holders of at least a majority of the common stock. Cause means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Company, or committed a material breach of such director's fiduciary duty to the Company resulting in a material detriment to the Company. The inability to remove directors except for cause could provide incumbent management with a greater opportunity to oppose hostile actions by stockholders. The affirmative vote of holders of at least a majority of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

         Control Share Statute
         ---------------------

     Sections 78.378 - 78.3793 of the Nevada statutes constitute Nevada's control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of stockholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the Company under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently conduct business in Nevada; however, if in the future it does conduct business in Nevada then such provisions may apply.

         Business Combination Statute
         ----------------------------

     Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested stockholders. These Sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that company (an "Interested Stockholder") (A) within five years after the date (the "Acquisition Date") the Interested Stockholder became an Interested Stockholder, unless, prior to the Acquisition Date, the corporation's board of directors had approved the combination or the purchase of shares resulting in the Interested Stockholder becoming an Interested Stockholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of common stock not owned by the Interested Stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Stockholder or an affiliate or associate; (E) any receipt by the Interested Stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding owned by the Interested Stockholder or an affiliate. Sections 78.411-78.444 of the Nevada statutes are presently applicable to the Company.

         Mergers, Consolidations and Sales of Assets
         -------------------------------------------

     Nevada law provides that an agreement of merger or consolidation, or the sale or other disposition of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of a majority of the voting power of a corporation (except that no vote of the stockholders of the surviving corporation is required to approve a merger if certain conditions are met, unless the articles of incorporation of that corporation states otherwise, and except that no vote of stockholders is required for certain mergers between a corporation and a subsidiary), but does not require the separate vote of each class of stock unless the corporation's articles of incorporation provides otherwise (except that class voting is required in a merger if shares of the class are being exchanged or if certain other rights of the class are affected). The Company's Articles do not alter these provisions of Nevada law.

         Directors; Removal of Directors
         -------------------------------

     Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in the articles of incorporation or bylaws of a corporation, and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually. Nevada law further requires that a corporation have at least one director. Directors may be removed under Nevada law with or without cause by the holders of not less than a majority of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation. The Articles of the Company provide that directors may be removed only for cause by a majority of stockholders.

         Amendments to Bylaws
         --------------------

     The Company's Bylaws may be amended by the Board of Directors or stockholders, provided, however that certain provisions can only be amended by the affirmative vote of holders of at least a majority of the common stock. These provisions relate to special meetings of stockholders, actions by written consent of stockholders, nomination of directors by stockholders, proceedings for the conduct of stockholder's meetings and the procedures for fixing the number of and electing directors.

         Limitation on Liability of Directors
         ------------------------------------

     Section 78.037 of the NRS provides that a Nevada corporation may limit the personal liability of a director or officer to a corporation or its stockholders for breaches of fiduciary duty, except that such provision may not limit liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or payment of dividends or other distributions in violation of the Nevada statutes. The Company's Articles provide that no director shall be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability
(A) for any breach of the director's duty of loyalty to the Company or its stockholders, (B) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (C) liability under the Nevada statutes, or (D) for any transaction from which the director derived an improper personal benefit.

     In the opinion of the Securities and Exchange Commission, the indemnification and limitation of liability provisions described above would not eliminate or limit the liability of directors and officers under the federal securities laws.

         Appraisal Rights
         ----------------

     The Nevada statutes provide dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested stockholder. However, unless the transaction is subject to the control share of the Nevada statutes, a stockholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 stockholders of record (unless the articles of incorporation of the corporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders). The Company's Articles do not alter these provisions of Nevada law.

         Distributions
         -------------

     Dividends and other distributions to security holders are permitted under the Nevada statutes as authorized by a corporation's articles of incorporation and its board of directors if, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation's total assets would exceed the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount needed to satisfy the preferential rights on dissolution of holders of stock whose preferential rights are superior to those of the shares receiving the distribution.

        Preemptive Rights
        -----------------

     Under the Nevada statutes, stockholders of Nevada corporations organized prior to October 1, 1991 have preemptive rights unless the articles of incorporation expressly deny those rights or the stock issuance is among those described in Section 78.265. A stockholder who has preemptive rights is entitled, on terms and conditions prescribed by the board of directors, to acquire proportional amounts of the corporation's unissued or treasury shares in most instances in which the board has decided to issue them. The Company's Articles expressly deny the availability of preemptive rights to the Company's stockholders.

         Cumulative Voting
         -----------------

     Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the stockholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to stockholders of a Nevada corporation, unless its articles of incorporation expressly provide for that voting right. The Company's Articles do not contain a provision permitting stockholders to cumulate their votes when electing directors.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "RUBD". Historically the shares have traded very infrequently and actual price information is not readily available.

                                   DIVIDENDS

     The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


     On February 5, 2008, in connection with the acquisition of Zhongsen, Rubd terminated the services of Sherb & Co., LLP, as the Company's independent auditor. Sherb & Co., LLP performed the audits for the year ended May 31, 2007, which report did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern. During Rubd's most recent fiscal year and during any subsequent interim period prior to the February 5 termination as Rubd's independent auditors, there were no disagreements which Sherb & Co., LLP, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

     On February 5, 2008, Rubd provided Sherb & Co., LLP with a copy of this disclosure and requested that it furnish a letter to Rubd, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

     A letter from Sherb & Co., LLP was provided on February 5, 2008 and is attached as an exhibit hereto.

     On February 5, 2008, Rubd's board of directors approved the engagement of the firm of Bernstein & Pinchuk LLP. as Rubd's independent auditors. During Rubd's two most recent fiscal years or any subsequent interim period prior to engaging Bernstein & Pinchuk LLP, Rubd had not consulted Bernstein & Pinchuk LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

     See Item 2.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     See Item 1.01.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

     See Item 2.01

ITEM 8.01 OTHER EVENTS

     Effective immediately, the fiscal year of the Company shall be changed to end on December 31 from May 31.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.


(b) Pro forma financial information.


(c) Exhibits

EXHIBIT
NUMBER        DESCRIPTION
--------------------------------------------------------------------------------

16.1       Auditors Letter per Item 4.01

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RUB A DUB SOAP, INC.


Dated: February 5, 2008           By: /s/ Qin Long
                                  -----------------------------------
                                  Name:    QIN Long
                                  Title:   Chief Executive Officer

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd


We have audited the accompanying combined balance sheets of Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao Sentaida Tires Co., Ltd. and Zhongsen Trading Co., Ltd. (hereinafter referred to collectively as "the Company"), as of December 31, 2006 and 2005 and the related combined statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for each of the three years ended December 31, 2006. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations, comprehensive income and its cash flows for each of the three years ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The statements of cash flows have been changed to reflect the reclassification of restricted cash into investing activities. Note 2 has been changed to include an additional disclosure.


/s/ Bernstein & Pinchuk LLP

New York, New York
September 13, 2007-except for the changes to the statements of cash flows to reflect the reclassification of restricted cash into investing activities and an additioanl disclosure included in note 2 for which the date is February 1, 2008.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
                      Qingdao Sentaida Tires Co., Ltd, and
                           Zhongsen Trading Co., Ltd.
                             Combined Balance sheets
                                  December 31,
                                                           (US dollars)
                                                      ----------------------
                                                         2006         2005
                                                      ----------   ----------
                                     ASSETS
CURRENT ASSETS
Cash                                                  4,311,388    4,161,335
Restricted cash                                       7,672,729    5,537,398
Notes receivable                                      3,562,308    1,385,312
Accounts receivable, net                             19,345,863   14,400,434
Related parties receivables                          28,349,891    7,825,023
Inventories , net                                     8,825,745   10,552,109
Other receivables and prepayments                     7,906,661   15,720,703
Prepaid expenses                                          3,186        1,801
Other assets                                             51,362      194,252
                                                     ----------   ----------
              Total Current Assets                   80,029,133   59,778,367
                                                     ----------   ----------

PROPERTY, PLANT & EQUIPMENT, net                      5,045,953    2,875,297
                                                     ----------   ----------
                                                     85,075,086   62,653,664
                                                     ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Short term borrowings                                38,626,247   22,105,740
Notes payable                                        13,482,571   13,005,673
Accounts payable and accrued expenses                10,633,850    6,103,434
Related parties payables                              3,315,847         --
Other payables and accruals                             497,327      641,779
Taxes payable                                           395,183      684,809
Other liabiltities                                    2,747,264    7,385,572
                                                     ----------   ----------
              Total Current Liabilities              69,698,289   49,927,006
                                                     ----------   ----------

LONG TERM LIABILITIES
              Long term loan                               --      2,477,271


STOCKHOLDERS' EQUITY
Common stock                                               --           --
Paid in capital                                       3,048,765    3,048,765
Additional paid in capital                                1,791         --
Appropriated of retained earnings                     1,143,165      998,876
Unappropriated of retained earnings                  10,483,368    6,032,521
Accumulated other comprehensive income                  699,707      169,225
                                                     ----------   ----------
Total Stockholders' Equity                           15,376,797   10,249,387
                                                     ----------   ----------
                                                     85,075,086   62,653,664
                                                     ==========   ==========


See notes to the combined financial statements


        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
                      Qingdao Sentaida Tires Co., Ltd, and
                           Zhongsen Trading Co., Ltd.
           Combined Statements of Operations and Comprehensive Income
                        For the Years Ended Dedember 31,


                                                                 (US dollars)
                                               -----------------------------------------------
                                                     2006            2005             2004
                                               -------------    -------------    -------------

SALES                                          $ 332,535,270    $ 245,086,065    $ 164,260,125
COST OF SALES                                    315,093,435      230,577,464      157,799,507
                                               -------------    -------------    -------------
GROSS PROFIT                                      17,441,835       14,508,602        6,460,618
                                               -------------    -------------    -------------
OPERATING EXPENSES
    Freight charges                                5,847,439        3,205,514        1,876,171
    Commissions and rebates                          145,621        1,951,499          330,249
    Insurance                                        270,079          268,125           53,881
    Selling Expenses                               2,319,384        1,747,178          182,776
    General and Administrative Expenses              482,299          398,315           78,912
                                               -------------    -------------    -------------
                                                   9,064,821        7,570,632        2,521,989
                                               -------------    -------------    -------------
INCOME FROM OPERATIONS                             8,377,014        6,937,970        3,938,629
                                               -------------    -------------    -------------

OTHER INCOME (EXPENSES)
    Miscellaneous income                             265,535         (189,880)        (136,457)
    Interest expense                              (3,474,729)      (2,299,172)      (1,219,093)
                                               -------------    -------------    -------------
                                                  (3,209,194)      (2,489,052)      (1,355,550)
                                               -------------    -------------    -------------
INCOME BEFORE TAXES                                5,167,819        4,448,918        2,583,078
                                               -------------    -------------    -------------

PROVISION FOR TAXES
    Current                                          572,682          205,158          862,252
                                               -------------    -------------    -------------

                                               -------------    -------------    -------------
NET INCOME                                         4,595,137        4,243,759        1,720,826
                                               -------------    -------------    -------------
OTHER COMPREHENSIVE INCOME
    Foreign currency translation gain (loss)          96,322          (15,820)          (4,445)
                                               -------------    -------------    -------------
COMPREHENSIVE INCOME                               4,691,459        4,227,939        1,716,381
                                               =============    =============    =============

EARNINGS PER COMMON SHARE:
    Basid and Diluted                                     NA               NA               NA
                                               =============    =============    =============






See notes to the combined financial statements


        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
                      Qingdao Sentaida Tires Co., Ltd, and
                           Zhongsen Trading Co., Ltd.
                        Combined Statements of Cash Flows

                                                                                   (US dollars)
                                                                     ----------------------------------------
                                                                              Years ended December 31,
                                                                     ----------------------------------------
                                                                         2006          2005           2004
                                                                     -----------    -----------    -----------

CASH FLOW FROM OPERATING ACTIVITIES
      Net Income                                                       4,595,137      4,243,759      1,720,826
      Adjustments to reconcile net income to net cash
        used by operating activities:
           Depreciation                                                  570,110        176,816         27,275
           Changes in operating assets and liabilities
              Decrease (Increase) in operating assets:
                Accounts receivable                                   (4,381,897)     8,550,959    (14,780,042)
                Notes receivable                                      (2,087,747)    (1,314,616)       (48,267)
                Related parties receivables                          (19,851,279)     7,616,580    (15,162,552)
                Inventories                                            2,029,111     (7,505,999)    (1,647,300)
                Other receivables                                      8,157,115    (11,243,381)    (1,429,229)
                Prepaid expenses                                          (1,299)        (1,773)          --
                Prepayments                                                1,413         (1,375)          --
                Intangible assets                                        (42,787)          --             --
              Increase (Decrease) in operating liabilites:
                Accounts payable and accrued expenses                  4,241,435        684,577      5,023,594
                Notes payable                                             50,113     12,068,329           --
                Related parties payables                               3,247,556           --             --
                Other payables and accruals                             (162,052)    (1,412,428)     7,860,828
                Taxes payable                                           (305,616)      (538,922)       782,860
                Other liabilities                                     (4,779,562)      (402,090)     7,593,024
                                                                     -----------    -----------    -----------
                  Net Cash Provided (Used) by Operating Activities    (8,720,251)    10,920,436    (10,058,983)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of fixed assets                                        (2,628,317)    (2,935,294)      (120,240)
      Purchase of land lease                                                --             --             --
      Restricted cash                                                 (1,954,068)    (2,531,890)    (2,928,217)
      Investment                                                         191,493       (192,856)          --
      Construction in progress                                           (30,317)        (3,097)          --
                                                                     -----------    -----------    -----------
                  Net Cash Used by Investing Activities               (4,421,209)    (5,663,135)    (3,048,456)

CASH FLOWS FROM FINANCING ACTIVITIES
      Disposal of investment                                               1,791           --             --
      Net change in short term borrowings                             15,796,892     (3,538,303)     9,603,508
      Common shares issued                                                  --             --             --
      Long-term borrowings                                            (2,558,363)          --        2,413,564
                                                                     -----------    -----------    -----------
                  Net Cash Provided (Used) by Financing Activities    13,240,320     (2,299,667)    12,017,073

           Effect of exchange rate change on cash                         51,192        186,470         (5,281)
                                                                     -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     150,053      3,144,103     (1,095,647)
CASH AND CASH EQUIVALENTS, beginning of year                           4,161,335      1,017,232      2,112,879
                                                                     -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of year                                 4,311,388      4,161,335      1,017,232
                                                                     ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES
------------------------
      Interest paid                                                    3,474,729      2,336,277      1,219,200
                                                                     ===========    ===========    ===========
      Income taxes paid                                                  226,875        281,165         91,432
                                                                     ===========    ===========    ===========





See notes to the combined financial statements


        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
        Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
             Combined Statements Of Changes In Stockholders' Equity
              For the Years Ended December 31, 2006, 2005 And 2004


                                                                   (US dollars)
                               ----------------------------------------------------------------------------------------
                                               Additional    Appropriated  Unappropriated Accumulated Other
                                Paid-in         Paid-in        Retained       Retained     Comprehensive   Stockholders'
                                Capital         Capital        Earnings       Earnings        Income          Equity
                               ------------   ------------   ------------   ------------   ------------    ------------

Balance at January 1, 2004     $  1,810,129   $       --     $    160,022   $    906,790   $     221.00    $  2,877,162
Additional Paid-In Capital

Net income                             --             --          257,457      1,463,369           --         1,720,826

Foreign currency translation           --             --             --             --           (4,445)         (4,445)

                               ------------   ------------   ------------   ------------   ------------    ------------
Balance at December 31, 2004   $  1,810,129   $       --     $    417,479   $  2,370,158   $     (4,224)   $  4,593,543
                               ------------   ------------   ------------   ------------   ------------    ------------

Paid-In Capital For
    Sentaida Tire                 1,238,636           --             --             --             --         1,238,636

Net income                             --             --          581,397      3,662,362           --         4,243,759

Foreign currency translation           --             --             --             --          (15,820)        (15,820)

Effect of exchange rate
    change on SE                       --             --             --             --          189,269         189,269

                               ------------   ------------   ------------   ------------   ------------    ------------
Balance at December 31, 2005   $  3,048,765   $       --     $    998,876   $  6,032,521   $    169,225    $ 10,249,387
                               ============   ============   ============   ============   ============    ============

Additional Paid-In Capital             --            1,791           --             --             --             1,791

Net income                             --             --          144,289      4,450,848           --         4,595,137

Foreign currency translation           --             --             --             --           96,322          96,322

Effect of exchange rate
    change on SE                       --             --             --             --          434,160         434,160

                               ------------   ------------   ------------   ------------   ------------    ------------
Balance at December 31, 2006   $  3,048,765   $      1,791   $  1,143,165   $ 10,483,368   $    699,707    $ 15,376,796
                               ============   ============   ============   ============   ============    ============






See notes to the combined financial statements

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


Company and Business:

Principles of Combination

     The accompanying financial statements include the combined accounts of Qingdao Free-TradingZone Sentaida International Trade Co., Ltd. ("F.T.Z. Sentaida"), Qindao Sentaida Tires Co., Ltd. ("Sentaida Tires") and Zhongsen
Trading Co., Ltd. ("BVI"), collectively referred to as "the Company". All intercompany accounts and transactions have been eliminated.

Organization

     F.T.Z. Sentaida was formed in January 2000 under the corporate laws of the People's Republic of China ("PRC"). It engages in the rubber import and distribution and in the tire export business.

     Sentaida Tires was established in December 2004 under the corporate laws of the People's Republic of China ("PRC"). Its primary business is to sell and to distribute tires in China's domestic market.

     Zhongsen Trading was incorporated in the British Virgin Islands under the International Business Company Act (Cap.291), in January 2005. It is also involved in rubber import and distribution, and tire exports.

Nature of Business

     F.T.Z. Sentaida's primary business is rubber imports and distribution. Its net sales in rubber were about $213 million in 2006, which represented 64% of the combined companies' net sales. The company has established close and long-term business relationships with the world's top natural rubber suppliers in Southeast Asia and its client base has covered a majority of the top Chinese and foreign-invested tire manufacturers in China.

     F.T.Z Sentaida's tires export sales generated $31 million which is equivalent to 9% of the total company's net sales in 2006. It has established a long-term export agent relationship with all major Chinese tire manufacturers and carries selected Chinese brand tires in overseas market.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


     Sentaida Tires is mainly involved in domestic tire sales and distribution. In 2006, its net sales were about $42.9 million, which represented approximately 13% of the company's net sales. It has one of the largest independent tire distribution networks in China with four major regional distribution facilities selling around one thousand (1,000) independent tire dealers, retailers and corporation clients. It has the most complete product offering in the tire replacement market.

     Zhongsen Trading Co., Ltd. (BVI) generated net sales of $45.6 million in 2006, which represented about 14% of the total net sales. The sales revenue on BVI's tires export and its rubber import and distribution business was about $
40.8 million and $4.8 million, respectively.

2. Summary of significant accounting policies:

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

     Some amounts have been reclassified to conform to the current financial statement presentation under GAAP. The classification amounts were comprised of a change between prepaid expenses and tax payable, and a change between other current assets, building and leasehold improvements and current liabilities as of December 31, 2004, 2005 and 2006.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

Cash and Cash Equivalents

     The Company considers all deposits with an original maturity of three months or less and short-term highly liquid investments, which are readily convertible into cash to be cash and cash equivalents in the combined financial statements.

     All cash in banks in China is uninsured. Although China is considered economically stable, it is possible that unanticipated events could disrupt banks' operation. Therefore, the Company has a credit risk exposure of uninsured cash in banks.



Revenue Recognition

     The Company recognizes revenue when title and risk of loss passes to the customer.

     In general, the Company does not allow customers to return products unless there are defects in manufacturing or workmanship. Sales returns need to go through a strict process and have to be authorized by management. Sales returns are continually monitored. Based on historical experience of actual returns management believes that the Company does not need to have a provision for sales returns.



Concentration of Credit Risk

     In the normal course of business, the Company may give credit to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of customers' financial condition and does not normally require collateral. However, letters of credit and other security are occasionally required for certain new and existing customers.

     In the combined net sales, the concentration of risk mainly comes from the customers of FTZ Sentaida and Zhongsen Trading (BVI). The top ten customers accounted for approximately 48%, 44% and 53% of the combined net sales for the fiscal years of 2006, 2005 and 2004, respectively.


    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

     Details of concentration risk for fiscal 2006:

     ------------------------------------------------- ----------------- ----------------------------
     Order of customers for  contributing to combined  Nature of          percentage of combined net
     net sales                                         customers                    sales
     ------------------------------------------------- ----------------- ----------------------------

     No. 1  Zhaoyuan Liao Rubber Product LLC           Normal customer               15%
     ------------------------------------------------- ----------------- ----------------------------
     No. 2  LQJ Global Tires                           Related party                 11%
     ------------------------------------------------- ----------------- ----------------------------
     No. 3  Sentaida Rubber LLC.                       Related party                 4%
     ------------------------------------------------- ----------------- ----------------------------
     Sum of No.4 customer to No. 10 customer           Normal customer               18%
     ------------------------------------------------- ----------------- ----------------------------



     Details of concentration risk for fiscal 2005:

     ------------------------------------------------- ----------------- ----------------------------
     Order of customers for  contributing to combined  Nature        of  percentage of combined net
     net sales                                         customers                    sales
     ------------------------------------------------- ----------------- ----------------------------
     No.   Zisser Tire Auto                            Normal customer               13%
     ------------------------------------------------- ----------------- ----------------------------
     No. 2  Zhaoyuan Liao Rubber Product LLC           Normal customer               7%
     ------------------------------------------------- ----------------- ----------------------------
     No. 3  Qingdao Doublestar Tire industrial LLC     Normal customer               4%
     ------------------------------------------------- ----------------- ----------------------------
     Sum of No.4 customer to No. 10 customer           Normal customer               20%
     ------------------------------------------------- ----------------- ----------------------------


     Details of concentration risk for fiscal 2004:

     ------------------------------------------------- ----------------- ----------------------------
     Order of customers for  contributing to combined     Nature of      percentage of combined net
     net sales                                            customers                 sales
     ------------------------------------------------- ----------------- ----------------------------
     No. 1  Zhaoyuan Liao Rubber Product LLC           Normal customer               13%
     ------------------------------------------------- ----------------- ----------------------------
     No. 2  Zisser Tires and Auto                      Normal customer               9%
     ------------------------------------------------- ----------------- ----------------------------
     No. 3  DAEWOO INT'L CORP                          Related party                 7%
     ------------------------------------------------- ----------------- ----------------------------
     Sum of No.4 customer to No. 10 customer           Normal customer               24%
     ------------------------------------------------- ----------------- ----------------------------


Accounts receivable

     Ten of our customers accounted for 89.4% and 92.3% of the accounts receivable as at December 31, 2006 and 2005, respectively. In 2006, the top one accounted for 19% of the account receivable. The second one accounted for 16%. The third and the fourth accounted for 12% and 10% of the accounts receivable, respectively.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


Allowance for doubtful accounts

      The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable, related party receivables and other receivables are not overstated due to any uncollectible accounts. Based on management's evaluation of the customers' ability to make payment, the probability of inability to pay is low; therefore, the Company did not make any allowance for doubtful accounts.




Inventories

     For Sentaida Tires, inventories consist primarily of automotive tires, custom wheels, automotive service accessories and related products. Inventories are valued at the lower of cost (computed in accordance with the weighted average method) or market. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable inventories and management believes there is no need to have an allowance for obsolescence. The inventory of Sentaida Tires in 2005 and 2006 was about $4.6 million and $5.7 million respectively.

     For Zhongsen Trading (BVI) and FTZ Sentaida, the inventory for rubber and tires are stated at the lower of cost (computed in accordance with the first-in-first-out method) or market. The inventory of tires in BVI and FTZ Sentaida maintain at minimum level. FTZ Sentaida's inventory of rubber for the years ended at December 31, 2005 and 2006 was approximately $5.9 million and $3 million, respectively. Management adjusts the inventory level each year according to the fluctuation of the demand for rubber.


Property and Equipment

     Property and equipment are stated at cost at date of acquisition. The Company adopts the straight-line method of depreciation at annual rates sufficient to depreciate the cost of the assets less estimated salvage value over the assets' estimated useful lives. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements and major renewals are capitalized. When an asset is sold or retired, the related accumulated depreciation is removed from the account in the year.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

Impairment

     Impairments of long-lived assets are recognized when events or changes in circumstances indicate that the carrying amount of the asset or related groups of assets may not be recoverable and the Company's estimate of undiscounted cash flows over the assets' remaining estimated useful lives are less than the assets' carrying value. Measurement of the amount of impairment may be based on appraisals, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

     Throughout the fiscal years 2006, 2005 and 2004, management has reviewed the carrying value of long-term fixed assets for impairment when events or circumstances indicate possible impairment. Management has concluded that the estimated future cash flows anticipated to be generated during the remaining life of these assets support their current net carrying value, thus, no impairment charges have been recorded for such periods.



Goodwill and Other Intangible Assets

     Under SFAS No. 142 "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives are no longer amortized, but are tested for impairment annually and more frequently in the event of an impairment indicator. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives, and reviewed whenever events or circumstances indicate impairment may exist.



Foreign currency translation

The functional currency of the Company is Chinese Yuan (RMB) and their reporting currency is the US dollar. Combined balance sheet accounts are translated into US dollars at the period-end exchange rate and all revenue and expenses are translated into US dollars at the average exchange rate prevailing during the period in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in the shareholders' equity section of the balance sheet. Exchange transaction gains and losses that arise from exchange rate fluctuations affecting

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

transactions denominated in a currency other than the functional currency are included in the statement of operation as incurred. The foreign currency exchange losses were about $4,445 and $15,820 for 2004 and 2005. The foreign currency exchange gain in 2006 was about $ 96,322.



Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

     For certain financial instruments, including cash, accounts receivables, related party receivables and other receivables, accounts payable, other payables and accrued expenses and short term debt, it is assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying value of revolving credit facility approximates fair value due to the variable rate of interest paid. For long-term debt, the carrying amount is assumed to approximate fair value based on the current rates at which the Company could borrow funds with similar remaining maturities.

Vendor Rebates

     The Company receives rebates from its vendors under a number of different programs. Many of the vendor programs provide for the Company to receive rebates when any of a number of measures is achieved, generally related to the volume of purchases. These rebates are accounted for as a reduction to the price of the product, which reduces the carrying value of inventory until the product is sold. Throughout the year, the amount recognized for annual rebates is based on purchases that management considers probable for the full year. These estimates are continually revised to reflect rebates earned based on actual purchase levels.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

Customer Rebates

     The Company offers rebates to its customers under a number of different programs. The majority of these programs provide for the customer to receive rebates, generally in the form of a reduction in the related accounts receivable balance, when certain measures are achieved, generally related to the volume of product purchased from the Company. The amount of rebates is recorded based on the actual level of purchases made by customers that participate in the rebate programs.



Legal and Tax Proceedings

     The Company is involved occasionally in lawsuits as well as audits and reviews regarding its state and local tax filings, arising out of the ordinary conduct of its business. Although no assurances can be given, management does not expect that any of these matters will have a material adverse effect on the Company's financial statements. As to tax filings, the Company believes that the various tax filings have been made timely and in accordance with applicable state and local tax code requirements.



Warranty

     The tires that FTZ Sentaida and Sentaida Tires sell are guaranteed directly by the manufacturers, FTZ Sentaida and Sentaida Tires are not accountable for customers. In respect of rubber imported, the FTZ Sentaida has insurance coverage for the quality. Therefore, the Company does not make provisions for warranty.


     In respect for Sentaida tires, although it has no responsibility for the quality of the tires, it serves as agent to making damages claims for its customers from manufacturers. Sentaida Tires may compensate customers first, either be replacement tires or cash, and then, will get reimbursement from manufacturers or suppliers in tires or cash. About $0.49 million of warranty tires returned by customers was included in the value of inventory as at December 31, 2006 in the year ended December 31, 2005, there were none.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


Related Party Transactions

     Related party sales were about $49 million in 2006 and related party receivables were about $28 million (as at December 31, 2006.

     One of the related parties, Qingdao Sentaida Rubber Co. Ltd. ("Sentaida Rubber") is a wholly-owned subsidiary of Sentaida Group Ltd, which owned 51% of shares of Sentaida Tires and F.T.Z Sentaida. It accounted for 29% of the related party sales and 71% of the related party receivables in 2006. There is an agreement between FTZ Sentaida and Sentaida Rubber, which states that all the amounts owed by Sentaida Rubber will be paid within one year. All the debts are guaranteed by Sentaida Group Ltd.

     LQJ Global Tire ("LQJ") is another related party. One of its shareholders is Director Qin (one of the directors of Sentaida Group) who owns 70% of LQJ's shares. In 2006, LQJ accounted for about 71% of the related party sales, and about 18% of the related party receivables. The sales to LQJ are normal business operation and the settlement of payment is made under "document against acceptance" in 60 days.

     As at December 31, 2005, the related party receivables were about $7.8 million. Sentaida Rubber accounted for 18% of the related party receivable; the second one, Delinte International Logistic Co. Ltd. accounted for 4% and LQJ accounted for 3% of the related party receivable.

     The Company uses office and warehouse space free of rent from Sentaida Rubber Co., Ltd., a related party.

3.   Cash and Restricted cash

     Restricted cash is included in cash and cash equivalents, which is mainly used for deposit of letter of credit, deposit of note payable and deposit for transaction of foreign currency; usually the term of deposits is are within 90 days, though some are within six months.


       -------------------------------------------------------------------------
                                      2005                         2006
       -------------------------------------------------------------------------
        Restricted cash            $ 5,537,397                  $ 7,672,729
       -------------------------------------------------------------------------

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

4. Accounts Receivable:

     --------------------- ---------------- ---------------- -------------------

                           2005 ($)         2006 ($)           % of increase
     --------------------- ---------------- ---------------- -------------------

     Revenue               245,086,065      332,535,270            35.7%
     --------------------- ---------------- ---------------- -------------------

     Accounts receivable   14,400,433       19,345,863             34.3%
     --------------------- ---------------- ---------------- -------------------



     In 2006, accounts receivable increased by 34.3% compared with the balance in 2005, revenue increased by 35.7%. The change of accounts receivable was proportional with the increase in revenue.



5.   Property and Equipment

      The following table represents the property and equipment at December 31, 2006 and 2005.

          ------------------------------------ -------------- ----------------
                                                   2006(US$)        2005(US$)
          ------------------------------------ -------------- ----------------
          Office Equipment                            28,949           21,839
          ------------------------------------ -------------- ----------------
          Machinery and Equipment                  1,826,827        1,633,059
          ------------------------------------ -------------- ----------------
          Computer                                    71,572           54,628
          ------------------------------------ -------------- ----------------
          Vehicle                                     73,877           24,524
          ------------------------------------ -------------- ----------------
          Building                                 3,626,880        1,320,905
          ------------------------------------ -------------- ----------------
          Total property and equipment             5,628,104        3,054,957
          ------------------------------------ -------------- ----------------
            Less---accumulated depreciation          582,151          179,660
          ------------------------------------ -------------- ----------------
          Property and equipment (net)             5,045,953        2,875,296
          ------------------------------------ -------------- ----------------

     Depreciation expense for the fiscal year ended December 31, 2006 were about
0.57 million, $ 0.17 million for December 31, 2005 and $ 0.27 million for December 31, 2004. Depreciation expense is included in selling, general and administrative expense in the combined statements of operations.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


     A  property  that  is  worth  about  $1.36   million   valued  at  cost  is
collateralized for a short term debt for one year.

     Another property that is worth about $2 million valued at cost was bought under personal mortgage of three employees of Sentaida Group Ltd. The advance payment of about $ 1.2 million is paid by Sentaida Tires and the about $0.76million of mortgage is paid every month under the name of the three employees by Sentaida Rubber Ltd. There are agreements between the three employees, Sentaida Tires and Sentaida Rubber Ltd, which clearly indicate that the three employees are just nominal owners of the property and nominal bearers of the mortgage. All the rights and obligations related to the property are assumed by Sentaida Tires. The property is used by Sentaida Tires with no consideration in return. It is the real owner of the property. The advance payment is paid by Sentaida Tires but the mortgage payments are currently paid by Sentaida Rubber Ltd.

The interest on the mortgage is floating and it is based on 130% of the annual prime rate. Therefore, the estimation of the mortgage's remaining balance is based on the year 2007's prime rate, 6.84% plus 30%, which is equivalent to the annual rate 8.892%.


          ----------------- --------------------------------------------------

                Year        Total amount of principal and interest
          ----------------- --------------------------------------------------

                2007                            $120,909
          ----------------- --------------------------------------------------

                2008                            $120,909
          ----------------- --------------------------------------------------

                2009                            $120,909
          ----------------- --------------------------------------------------

                2010                            $120,909
          ----------------- --------------------------------------------------

                2011                            $120,909
          ----------------- --------------------------------------------------

             2012--2015                         $473,560
          ----------------- --------------------------------------------------



6.   Other receivables and prepayments

     Other receivables were about $4.9 million and $3.9 million as at December 31, 2006 and 2005, respectively. Other receivables are mainly comprised of some miscellaneous

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


port charges, shipment and handling costs that the Company paid on behalf of our customers; then those costs will be reimbursed by the customers. Those costs were about $2.8 million and $3.5 million in 2006 and 2005, respectively.

     In 2006, included in the amounts of other receivables, approximately $2 million was lent to an unrelated party. There is an agreement between the two parties. The term of the lending is one year, which will be paid back by the unrelated party by the end of 2007. This loan is non-interest bearing.

     Prepayments were approximately $3 million and $ 11.8 million as at December 31, 2006 and 2005, respectively. In 2006, there was approximately $1 million of prepayment to FTZ Sentaida and Sentaida Tires' suppliers, and about $2 million were paid to Sentaida Tires suppliers. One supplier, Zhaoyuan Liao Rubber Products Co. Ltd, accounted for about 95% of the $2 million prepayment. Prepayments to FTZ Sentaida and Sentaida Tires' suppliers were $ 10.5 million as at December 31 2005.



7.   Notes receivable

Note receivable was about $ 3.6 million and $1.4 million as at December 31 2006 and 2005 respectively. It mainly came from Sentaida Tires' customers. These notes are due within six months and no interest or extra amounts are required and received.



8.   Short Term Borrowings

     In 2006, FTZ Sentaida had about $2.2 million short term debt for working capital turnover from two banks at an average annual interest rate of about 6%. Among the borrowings, about $1 million is outstanding and due in June 2007. This debt is collateralized by the land of one of the company's strategic business partners. Another outstanding of $1.2 million is due in November 2007, which is collateralized by a property of Sentaida Tire. The property is worth about $1.36 million valued at cost.

     FTZ Sentaida has increased the credit facility to support business expansion. The outstanding import bill advance, export bill purchase, consignment of collection, document against payment and document against acceptance are about $36 million in total. Corresponding financial charge are based on the interest rate defined in each individual contract between FTZ Sentaida and the banks. In general, the interest rate for

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

import bill advance and export bill purchase is based on the average of three month LIBOR plus 1%. The financial charge of establishment of letter of credit is about 0.1%; financial charges for document against payment and document against acceptance are at the rate fluctuated around 0.1%. The letter of credit's negotiation charge is at 0.125%.


The obligations of credit are secured by a pledge of substantial land, building and fixed assets of Sentaida Group Ltd and are also personally guaranteed by one of stockholders of Sentaida Group. The contractual agreements with banks contain covenants which restrict the company's ability to incur additional debt, enter into guarantees, make loan and investment, and modify certain material agreements, and other customary covenants. Through out the year, there is no violation of the covenants by FTZ Sentaida.





9.   Notes Payable

     Notes payable was approximately $13.5 and $13 million as at December 31, 2006 and 2005, respectively. Most of the notes payable were issued to FTZ Sentaida and Sentaida Tires' suppliers and were due within six month with no interest charge. Restricted cash for notes payable in 2005 was about $4.2 million. For the notes payable in 2006, it was about $10.6 million issued to FTZ Sentaida's suppliers and about $2 million issued to a related party. Restricted cash was about $5.6 million.



10.  Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses were about $10.6 million and $6.1 million as at December 31, 2006 and 2005, respectively. All these amounts were payable to FTZ Sentaida and Sentaida Tires' normal business suppliers and usually were due within six months.



11.  Other liabilities

     Other liabilities were approximately $2.7 million and $7.4 million as at December 31, 2006 and 2005, respectively. Almost all the other liabilities were advance from FTZ Sentaida and Sentaida Tires' customers.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

12 Long term liabilities

     On September 22, 2006 the long term debt for about $2.5 million was paid off. No new long term debt borrowed in 2006.



13.  Tax payable

     The Company accounts for its income taxes by using the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates.

     According to the tax law, the Company makes provisions on taxable income at an effective tax rate of 33%. The company makes tax provision and tax payment quarterly, and the tax settlement for the whole year is made before the end of April of the following year.

     There are no differences between the book and tax bases of the Company's assets and liabilities; therefore, there were no deferred tax assets or liabilities as of December 31, 2006 and 2005.

     According to the statement of state tax bureau, there are some preferential tax policies for newly registered commercial company. Sentaida Tires was newly established in 2005, and so, enjoyed one year tax-free policy.

Tax payable for 2006 and 2005 was about $ 0.40 and $ 0.68 million, respectively.



14   Appropriated Retained Earnings;

     In conformity with Chinese Law and the articles of incorporation, the company has to make an appropriation of retained earnings. The appropriated retained earnings are 15% of each year's net income with a maximum of 50% of paid-in capital. The appropriated retained earnings can be used to offset the Company's loss, for business expansion or transfer to paid-in capital as additional paid-in capital, or for dividend distribution. Except for offset of the Company's loss, the balance of the appropriated retained earnings

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

should not be less than 25% of the paid-in capital after the use of the appropriation of retained earnings. The appropriated retained earnings at December 31, 2006 and 2005 were about $1.1 million and $1million, respectively.



15.  Common Stock

     F.T.Z Sentaida and Sentaida Tires do not have authorized shares and never issued any kind of stocks. The two companies only have paid in capital, which equals to the registered capital. For BVI, it has 50,000 authorized shares but never issued. It has no paid in capital as well.



16.  Freight Charges

     Freight charges were about $5.8 million in 2006, $3.2 million in 2005 and $1.9 million in 2004. For FTZ Sentaida and ZhongSen Trading, most of the sales are done at CIF price. Due to the increase in sales, the freight charges increased significantly.



17.  Interest Expense

     Interest expense for discounting notes, short term debt for working capital turnover and trading finance are all included in interest expenses. Interest expense for discounting notes was about $ 1.2 million, $0.7 million and $0.12 million in 2006, 2005 and 2004 respectively. Interest for short term debt was about $0.27 million, $0.16 million and $47,393 in 2006, 2005 and 2004 respectively. Interest for trade finance was about $ 2.1 million, $ 1 million and $0.6 million in 2006, 2005 and 2004, respectively.



18.  Subsequent Events

1. Zhongsen Trading Co., Ltd has changed its name to Zhongsen Holdings Co. ("Holdings"), Ltd. in August 2007. In July 2007, Zhongsen International Co. Group Ltd. in Hong Kong reached agreements with the shareholders of both F.T.Z. Sentaida and

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

Sentaida Tires to acquire 100% of their equity interest through a cash purchase. In August 2007, such acquisitions were approved by the appropriate Chinese authorities. Consequently, both of the companies changed their status from China domestic companies into that of wholly-owned foreign invested enterprises. In October 2007, Zhongsen International Co. Group Ltd. acquired 100% of equity interest of Zhongsen Holdings.

2. In 2007, Yokohama Rubber Co. Ltd., the seventh largest tire manufacturer in the world, with several subsidiaries in Jiangsu and Zhejiang Province, signed sales and distribution agent agreements with Sentaida Tires. By strengthening the cooperation with Yokohama, the Company will further enhance its product offering and sales capabilities.

3 On June 30, 2007, short term debt of approximately $ 0.54 million was paid off. On July 12, 2007 the other short term debt of approximately $ 0.55 million was paid off.


4. In October 2007, Zhongsen International Co. Group Ltd was acquired by a company listed in OTCBB.


19.  Recent Accounting Pronouncements


In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". The new statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. We do not expect the adoption of this statement to have a material impact on the Company's financial condition or results of operations.

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligation", or FIN 47, to clarify that the term "conditional asset retirement obligation" as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity must recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this statement did not have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections", which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 requires that changes in accounting principle be retrospectively applied. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.

In June 2005, the EITF reached a consensus on EITF 05-6, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination". EITF 05-6 requires leasehold improvements purchased after the beginning of the initial lease term or that are acquired in a business combination to be amortized over the lesser of the useful life of the assets of a term that includes the original lease term plus any renewals that are reasonably assured at the date the leasehold improvements are purchased or acquired. In September 2005, the EITF modified the consensus to clarify that this issue does not apply to preexisting leasehold improvements. This guidance was effective for leasehold improvements purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of this statement did not have a material impact on the Company's financial statements.

In November 2005, the FASB issued Staff Position Nos. FAS 115-1 and FAS 124-1 "The Meaning of Other-Than-Temporary Impairment and its Application to Certain

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------


Investments".   This  statement  addresses  the  determination  as  to  when  an investment is considered impaired, whether the impairment is other-than-temporary and the measurement of an impairment loss. The statement is effective for reporting periods beginning after December 15, 2005. The Company does not believe adoption of this statement will have material impact on the Company's financial statements.

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy (i.e., levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 categories, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying misstatement that, when all relevant quantitative and qualitative factors considered, is material. SAB 108 is effective for fiscal years ending on or after November 15, 2006, with early application encouraged. The

    Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao

             Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        December 31, 2006, 2005 and 2004
--------------------------------------------------------------------------------

Company does not believe that SAB 108 will have a material impact on its financial position or results of operations.

                  Zhongsen International Company Group Limeted
                           Consolidated Balance Sheet
                            As of September 30, 2007
                                                             (US dollars)
                                                             ------------
                                                              09/30/2007
                                                              unaudited
                                     ASSETS
CURRENT ASSETS
Cash                                                            1,271,948
Restricted cash                                                 9,893,610
Notes receivable                                                2,719,339
Accounts receivable, net                                       23,224,402
Related parties receivables                                    51,804,471
Inventories , net                                              11,152,359
Other receivables and prepayments                              11,627,710
Prepaid expenses                                                    3,070
Other assets                                                      100,899
                                                             ------------
        Total Current Assets                                  111,797,809
                                                             ------------

PROPERTY, PLANT & EQUIPMENT, net                                5,228,926
                                                             ------------
                                                              117,026,735
                                                             ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Short term borrowings                                          42,197,485
Notes payable                                                  16,768,650
Accounts payable and accrued expenses                          30,381,301
Related parties payables                                             --
Other payables and accruals                                     6,762,182
Taxes payable                                                   2,006,767
Other liabiltities                                              1,736,758
Advance from customers                                               --
                                                             ------------
        Total Current Liabilities                              99,853,142
                                                             ------------

LONG TERM LIABILITIES
        Long term loan                                               --

MINORITY INTEREST


STOCKHOLDERS' EQUITY
Common stock
Paid in capital                                                      --
Additional paid in capital                                       (388,769)
Appropriated of retained earnings                               1,143,165
Unappropriated of retained earnings                            14,780,452
Accumulated other comprehensive income                          1,638,745
                                                             ------------
Total Stockholders' Equity                                     17,173,593
                                                             ------------
                                                              117,026,735
                                                             ============


See notes to consolidated financial statements

                  Zhongsen International Company Group Limeted
         Consolidated Statements of Operations and Comprehensive Income
                            For the Nine Months Ended


                                                        (US dollars)
                                               ------------------------------
                                                 09/30/2007        09/30/2006
                                               -------------    -------------
                                                 unaudited        unaudited

SALES                                          $ 262,834,994    $ 258,867,580
COST OF SALES                                    248,564,259      246,575,915
                                               -------------    -------------
GROSS PROFIT                                      14,270,736       12,291,665
                                               -------------    -------------
OPERATING EXPENSES
    Freight charges                                4,369,457        4,142,056
    Commissions and rebates                           54,253          692,366
    Insurance                                        215,543          204,799
    Selling Expenses                               2,007,341        1,848,084
    General and Administrative Expenses              582,805          334,176
                                               -------------    -------------
                                                   7,229,399        7,221,481
                                               -------------    -------------
INCOME FROM OPERATIONS                             7,041,337        5,070,184
                                               -------------    -------------

OTHER INCOME (EXPENSES)
    Miscellaneous income                             602,398          225,255
    Interest expense                              (2,918,971)      (2,283,247)
                                               -------------    -------------
                                                  (2,316,574)      (2,057,992)
                                               -------------    -------------
INCOME BEFORE TAXES                                4,724,763        3,012,192
                                               -------------    -------------

PROVISION FOR TAXES
    Current                                          427,679          134,890
                                               -------------    -------------
NET INCOME                                         4,297,084        2,877,302
                                               -------------    -------------
OTHER COMPREHENSIVE INCOME
    Foreign currency translation gain (loss)         230,359           (8,946)
                                               -------------    -------------
COMPREHENSIVE INCOME                               4,527,443        2,868,357
                                               =============    =============

EARNINGS PER COMMON SHARE:
    Basid and Diluted                                     NA               NA
                                               =============    =============


 See notes to consolidated financial statements


                  Zhongsen International Company Group Limeted

                      Consolidated Statements of Cash Flows
                              For the Periods Ended
                                                                       (US dollars)
                                                               -------------------------
                                                               09/30/2007     09/30/2006
                                                               -----------    -----------
                                                                unaudited      unaudited

CASH FLOW FROM OPERATING ACTIVITIES
      Net Income                                                 4,297,084      2,877,302
      Adjustments to reconcile net income to net cash
        used by operating activities:
          Depreciation                                             450,389        374,996
          Changes in operating assets and liabilities
             Decrease (Increase) in operating assets:
               Accounts receivable                              (3,042,758)   (22,170,479)
               Notes receivable                                    964,783        230,518
               Related parties receivables                     (21,863,636)   (17,680,590)
               Inventories                                      (1,933,843)    (5,572,365)
               Other receivables                                (3,335,454)     2,144,124
               Prepaid expenses                                        239        (21,906)
               Prepayments                                            --            1,406
               Intangible assets                                   (10,032)       (34,791)
             Increase (Decrease) in operating liabilites:
               Accounts payable and accrued expenses            15,556,619     17,270,199
               Notes payable                                     2,691,590        361,673
               Related parties payables                         (3,377,077)          --
               Other payables and accruals                       6,116,335      1,347,334
               Taxes payable                                     1,562,937        257,083
               Other liabilities                                (1,097,022)     6,798,045
                                                               -----------    -----------
                  Net Cash Used by Operating Activities         (3,019,846)   (13,817,451)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of fixed assets                                    (354,145)    (2,380,495)
      Restricted cash                                           (1,914,793)      (775,179)
      Investment                                                   (37,246)       189,092
      Construction in progress                                     (87,395)      (131,480)
                                                               -----------    -----------
                  Net Cash Used by Investing Activities         (2,393,579)    (3,098,063)

CASH FLOWS FROM FINANCING ACTIVITIES
      Disposal of investment                                          --            1,768
      Net change in short term borrowings                        2,030,319     22,603,493
      Long-term borrowings                                            --       (2,526,273)
                                                               -----------    -----------

                  Net Cash Provided  by Financing Activities     2,030,319     20,078,988

          Effect of exchange rate change on cash                   343,666       (103,898)

NET(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS             (3,039,440)     3,059,576
CASH AND CASH EQUIVALENTS, beginning of year                     4,311,388      4,161,335
                                                               -----------    -----------
CASH AND CASH EQUIVALENTS, end of year                           1,271,948      7,220,911
                                                               ===========    ===========

SUPPLEMENTAL DISCLOSURES
      Interest paid                                              2,666,482      2,559,633
                                                               ===========    ===========
      Income taxes paid                                             48,277         77,702
                                                               ===========    ===========





See notes to consolidated financial statements

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006

1.   Company and Business

Zhongsen International Company Group Limited ("Zhongsen International") was incorporated in Hong Kong in July 2007. Zhongsen International itself has no significant business operations and assets other than holds equity interests in Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd. ("F.T.Z. Sentaida"), Qingdao Sentaida Tires Co., Ltd. ("Sentaida Tires") and Zhongsen Holdings Co., Ltd. ("Zhongsen Holdings").

F.T.Z. Sentaida was formed in January 2000 under the corporate laws of the People's Republic of China ("PRC"). It engages in the rubber import and distribution and in the tire export business. For rubber business, it has established close business relationships with the world's top natural rubber suppliers in Southeast Asia. Its client base has covered a majority of the top Chinese and foreign-invested tire manufacturers in China. For tires export business, it has established a long-term export agent relationship with all major Chinese tire manufacturers and carries selected Chinese brand tires in overseas market.

Sentaida Tires was established in December 2004 under the corporate laws of the People's Republic of China ("PRC"). Its primary business is to sell and to distribute tires in China's domestic market. It has one of the largest independent tire distribution networks in China selling to around one thousand (1,000) independent tire dealers, retailers and corporation clients. It has the most complete product offering in the tire replacement market.

Zhongsen Holdings (formerly Zhongsen Trading Co., Ltd.) was incorporated in the British Virgin Islands under the International Business Company Act (Cap.291), in January 2005. It is also involved in the import and distribution of rubber, and in tire exports. Zhongsen International and Zhongsen Holdings were wholly owned by one common shareholder who transferred his shares of Zhongsen Holdings to Zhongsen International in September 2007 for the purpose of consolidating both companies.

On July 24, 2007, Zhongsen International reached agreements with the shareholders of both F.T.Z. Sentaida and Sentaida Tires to acquire 100% of their equity interests for a certain amount of cash. In August 2007, such acquisitions were approved by the appropriate Chinese authorities; consequently, both companies changed their status from China domestic companies into that of wholly-owned foreign invested enterprises. $2,030,273.16 will be paid to the shareholders of F.T.Z. Sentaida and $1,359,051.57 to the shareholders of Sentaida Tires, respectively, for their equity interest in each company. The cash payment should be made not later than November 14, 2007 in accordance with the acquisition agreement. In addition, pursuant to the acquisition agreement,

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006

the management teams of each company will remain as before the acquisition. Also, if Zhongsen International can not obtain equity financing by selling shares in capital markets outside of China within three months after the acquisition agreement was signed, then, the agreement will not be binding anymore, and Zhongsen International must unwind the whole acquisition transaction; therefore the equity interests will be returned to the original owners of the Company.


2.   Summary of significant accounting policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of F.T.Z. Sentaida, Sentaida Tires, Zhongsen Holdings and Zhongsen International. All significant inter-company accounts and transactions have been eliminated.


Principles of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") for reporting on Form 10-Q and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and changes in financial position in conformity with accounting principles generally accepted in the United States of America
(GAAP). These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The results of operations and cash flows for the nine months ended September 30, 2007 are not necessarily indicative of the operating results and cash flows, which will be reported for the full fiscal year.


Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Cash and Cash Equivalents

The Company  considers all deposits with an original maturity of three months or

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


less and short-term highly liquid investments, which are readily convertible into cash to be cash and cash equivalents in the consolidated financial statements.

All cash in banks in China is uninsured. Although China is considered economically stable, it is possible that unanticipated events could disrupt banks' operations. Therefore, the Company has a credit risk exposure of uninsured cash in banks.


Revenue Recognition

SAB 104 has four criteria that the public company has to follow: 1. Persuasive evidence of an arrangement exists. 2. Delivery has occurred or services have been rendered. 3. The seller's price to the buyer is fixed or determinable. 4. Collectibility is reasonably assured. The Company recognizes revenue when title and risk of loss passes to the customer and the above criteria have been met. Besides the above criteria, for FTZ Sentaida and Zhongsen Trading, they also recognizes the revenue upon shipment of products.

In general, the Company does not allow customers to return products unless there are defects in manufacturing or workmanship. Sales returns need to go through a strict process and have to be authorized by management. Sales returns are continually monitored. Based on historical experience of actual returns, management believes that the Company does not need to have a provision for sales returns.


Concentration of Credit Risk

In the normal course of business, the Company may give credit to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of customers' financial condition and does not normally require collateral.

In the consolidated net sales, the concentration of risk mainly comes from the customers of FTZ Sentaida and Zhongsen Holdings. The top ten normal customers accounted for approximately 52% of the net sales for nine months ended September 30, 2007.


Accounts receivable

Ten of our customers accounted for 71.4% of the accounts receivable as of September 30, 2007. The top one customer accounted for 20.4% of the accounts receivable.


Allowance for doubtful accounts

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


The Company evaluates all receivable accounts to ensure that accounts receivable, related party receivables and other receivables are not overstated due to any uncollectible amounts. Based on this evaluation, management has concluded that there is no need to set up an allowance for doubtful accounts.


Inventories

For Sentaida Tires, inventories consist primarily of automotive tires, custom wheels, service accessories and related products. Inventories are valued at the lower of cost (computed in accordance with the weighted average method) or market. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable merchandise. Based on the results of these assessments, management believes there is no need to have an allowance for obsolescence. The inventory of Sentaida Tires as of September 30, 2007 was approximately $8.4 million.

For Zhongsen Holdings and FTZ Sentaida, the inventory for rubber and tires are stated at the lower of cost (computed in accordance with the first-in-first-out method) or market. There was no inventory kept in Zhongsen Holdings, whereas FTZ Sentaida maintains inventory at minimum level. Management adjusts the inventory level based on the fluctuation of the demand for rubber. FTZ Sentaida's inventory of rubber as of September 30, 2007 was approximately $2.8 million.

As of September 30, 2007, the inventory was increased about $2.3 million compared with the amount as of December 31, 2006. The increase was mainly due to the inventory increase in Sentaida Tires. In the early 2007, the company carried two new brands of tires to sales which caused the increase in inventory. In addition, the Company has expanded its market coverage; therefore, the inventory has to be increased in order to meet such demand.


Property and Equipment

Property and equipment are stated at cost. The Company adopts the straight-line method of depreciation at annual rates sufficient to depreciate the cost of the assets less estimated salvage value over the assets' estimated useful lives.
Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements and major renewals are capitalized. When an asset is sold or retired, the related accumulated depreciation is removed from the account.


Impairment

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


Impairments of long-lived assets are recognized when events or changes in circumstances indicate that the carrying amount of the asset or related groups of assets may not be recoverable and the Company's estimate of undiscounted cash flows over the assets' remaining estimated useful lives are less than the assets' carrying value. Measurement of the amount of impairment may be based on appraisals, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

As of September 30, 2007, management has reviewed the carrying value of long-term fixed assets for impairment when events or circumstances indicate possible impairment. Management has concluded that the estimated future cash flows anticipated to be generated during the remaining life of these assets support their current net carrying value, thus, no impairment charges have been recorded for such periods.


Foreign currency translation

The functional currency of the Company is Chinese Yuan (RMB), and the reporting currency is the US dollar. Consolidated balance sheet accounts are translated into US dollars at the period-end exchange rate and all revenue and expenses are translated into US dollars at the average exchange rate prevailing during the period in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in the shareholders' equity section of the balance sheet. Exchange transaction gains and losses that arise from exchange rate fluctuations affecting transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred. The foreign currency exchange gain was about $230,359 for nine months ended on September 30, 2007. It was about $8,946 loss for the same period in 2006.


Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts receivables, related party receivables and other receivables, accounts payable, other payables and accrued expenses, and short term debt, it is assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying value of revolving credit facility approximates fair value due to

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


the variable rate of interest paid. For long-term debt, the carrying amount is assumed to approximate fair value based on the current rates at which the Company could borrow funds with similar terms.


Vendor Rebates

The Company receives rebates from its vendors under a number of different programs. Many of the vendor programs provide for the Company to receive rebates when any of a number of measures is achieved, generally related to the volume of purchases. These rebates are accounted for as a reduction to the price of the product, which reduces the carrying value of inventory until the product is sold. Throughout the year, the amount recognized for annual rebates is based on purchases that management considers probable for the full year. These estimates are continually revised to reflect rebates earned based on actual purchase level.


Customer Rebates

The Company offers rebates to its customers under a number of different programs. The majority of these programs provide for the customers to receive rebates, generally in the form of a reduction in the related accounts receivable balance when certain measures are achieved, generally related to the volume of product purchased from the Company. The amount of rebates is recorded based on the actual level of purchases made by customers that participate in the rebate programs.


Legal and Tax Proceedings

The Company is involved occasionally in lawsuits as well as audits and reviews regarding its state and local tax filings, arising out of the ordinary course of business. Although no assurances can be given, management does not expect that any of these matters will have a material adverse effect on the Company's financial statements. As to tax filings, the Company believes that the various tax filings have been made timely and in accordance with applicable state and local tax code requirements.


Warranty

The tires that FTZ Sentaida and Sentaida Tires sell are warranted directly by the manufacturers, FTZ Sentaida and Sentaida Tires are not accountable to customers. In respect of imported rubber, FTZ Sentaida has insurance coverage for the quality of the product. Therefore, the Company does not make provisions for warranty.

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006



Sentaida tires, although it has no responsibility for defects in quality or workmanship of the tires, it serves as agent for making damage claims on behalf of its customers from manufacturers. Sentaida Tires may compensate customers first, either by replacing the tires or by a cash refund, and then, will get reimbursement from manufacturers or suppliers in tires or cash. Approximately $0.35million of tires returned by customers was included in the value of inventory as of September 30, 2007.


Related Party Transactions

Related party sales were about $45.9 million or 17.5% of the Company's net sales for the nine months ended on September 30 2007, and related party receivables were about $51.8 million.

One of the related parties, Qingdao Sentaida Rubber Co. Ltd. ("Sentaida Rubber") is a wholly-owned subsidiary of Sentaida Group Ltd., which owned 51% of shares of Sentaida Tires and F.T.Z Sentaida before the acquisitions. It accounted for 48% of the consolidated related party receivables as of September 30 2007. The amount owed by Sentaida Rubber will be paid within one year. The debt is guaranteed by Sentaida Group Ltd. At September 30, 2007, no payment has been made.

LQJ Global Tire ("LQJ") is another related party. One of its shareholders is Director Qin (one of the directors of Sentaida Group) who owns 70% of LQJ's shares. As of September 30, 2007, LQJ accounted for about 39.1% of the consolidated related party receivable. The sales to LQJ are normal business transactions and the documents are released against acceptance with a maturity of 60 days. (D/A 90 days).

The Company uses office and warehouse space free of rent from Sentaida Rubber Co., Ltd., a related party.


3. Cash and Restricted Cash

Restricted cash is included in cash and cash equivalents. It consists of deposits for letters of credit, deposits for notes payable and deposits for transactions in foreign currency; usually the deposit terms are within 90 days, although some are for up to six months. The restricted cash was $9,893,610 as of September 30, 2007.


4. Property and Equipment

A property valued at cost of approximately $1.36 million is collateralized for a one year loan due on November 27, 2007.

Another  property valued at cost of approximately $2 million was acquired with a

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


personal mortgage of three employees of Sentaida Group Ltd. The advance payment of about $ 1.2 million is paid by Sentaida Tires and approximately $0.76 million of mortgage is paid monthly under the name of the three employees by Sentaida Rubber Ltd. There are agreements between the three employees, Sentaida Tires and Sentaida Rubber Ltd, which clearly indicate that the three employees are just nominal owners of the property and nominal bearers of the mortgage. All the rights and obligations related to the property are assumed by Sentaida Tires. The property is used by Sentaida Tires with no consideration in return. It is the real owner of the property. The advance payment is paid by Sentaida Tires; mortgage is paid currently by Sentaida Rubber Ltd.

The mortgage bears a floating interest rate based on 130% of the annual prime rate. Therefore, the mortgage's remaining balance has been estimated based on the year 2007's prime rate of 6.84%, which is equivalent to the annual rate at 8.892%.

   ----------------------------------- -----------------------------------------
   Date                                Total amount of principal and interest
   ----------------------------------- -----------------------------------------
   September 30, 2008                  $120,909
   ----------------------------------- -----------------------------------------
   September 30, 2009                  $120,909
   ----------------------------------- -----------------------------------------
   September 30, 2010                  $120,909
   ----------------------------------- -----------------------------------------
   September 30, 2011                  $120,909
   ----------------------------------- -----------------------------------------
   September 30, 2012                  $120,909
   ----------------------------------- -----------------------------------------
   September 30, 2012-November 2015    $382,879
   ----------------------------------- -----------------------------------------


5.   Other receivables and prepayments

Other receivables were approximately $ 5.3 million as of September 30, 2007 and are mainly comprised of some miscellaneous port charges, shipping and handling costs that the Company paid on behalf of customers, and will be reimbursed by the customers. Those costs were about $4.4 million.

Prepayment was approximately $6.3 million as of September 30, 2007. Due to the increase in sales, there was corresponding increase in prepayments for purchases, especially for tires. Purchases of some brands of tires the Company sells, such as Michelin and Yokohama, require a prepayment. About $1.4 million was prepaid to FTZ Sentaida and Zhongsen Holdings' suppliers as of September 30, 2007. Prepayments to Sentaida Tires' suppliers were about $4.9 million.


6.   Notes receivable

Notes receivable were about $2.7 million as of September 30, 2007. It mainly came from Sentaida Tires' customers. These notes are due within six months and no interest or additional amounts are required to be received.

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


7.   Short Term Borrowings

As of September 30, 2007, the Company had about $1.26 million short term debt for working capital turnover at average annual interest rate of about 6.4%. The debt is due in November 2007, which is collateralized by a property of Sentaida Tire. The property is worth about $1.36 million valued at cost.

The outstanding import bill advance, export bill purchase, consignment of collection, documents against payment and documents against acceptance are about $40.9 million in total as of September 30, 2007. Corresponding financial charges are based on the interest rate defined in each individual contract between FTZ Sentaida and the banks. In general, the interest rate for import bill advances and export bill purchases is based on the average of three months LIBOR plus 0.8%. The finance charge for opening a letter of credit is approximately 0.1%; finance charges for documents against payment and documents against acceptance are at a rate fluctuating around 0.1%. The letters of credit negotiation charge is at 0.125%.

The obligations of credit are guaranteed by Sentaida Group Ltd, Sentaida Rubber Co. Ltd, and also bear the personal guarantee of one of the stockholders of Sentaida Group. The contractual agreements with banks contain covenants which restrict the Company's ability to incur additional debt, enter into guarantees, make loans and investments, and modify certain material agreements, and other customary covenants. The Company has not violated any of the covenants during the period reported.


8.   Notes Payable

Notes payable was approximately $16.8 million as of September 30, 2007. Most of the notes payable were issued to FTZ Sentaida and Sentaida Tires' suppliers and were due within six month with no interest charge. Restricted cash for notes payable was about $5.3 million for the reported period.


9.   Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses were about $30.4 million as of September 30, 2007. Most of these amounts were payable to FTZ Sentaida and Sentaida Tires' normal business suppliers and usually were due within three months. In addition, about $3.44 million were due to the original shareholders of F.T.Z Sentaida, Sentaida Tires and Zhongsen Holdings for their equity interests in each company. Pursuant to the acquisition agreement signed between Zhongsen International, F.T.Z Sentaida, and Sentaida Tires, Zhongsen International should make the cash payment to the shareholders of each company not later than November 14, 2007.

As of September 30 2007,  accounts  payable and accrued  expenses  were up about
$19.8 million compared with the amount as of December 31 2006. The Company's purchase from South China Rubber and Tires Co, Ltd increased substantially in 2007 and its payment terms were changed to 90 days letters of credit. This contributed to the increased account payable. The account payable to South China Rubber and Tires Co., Ltd. was about 11.3 million as of September 30, 2007. In addition, Zhaoyuan Liao Rubber products Co, Ltd has extended the Company a longer credit term, which also contributed to the increase in accounts payable.


10.  Other payables and accruals

As of September 30, 2007 other payables and accruals was approximately $6.8 million. Sentaida Tires borrowed about $4.5 million and $0.54 million, respectively from two strategic business partners for working capital turnover. The loans are due by the end of 2007.


11.  Other liabilities

Other liabilities were approximately $1.7 million as of September 30, 2007. Substantially all other liabilities were advanced by FTZ Sentaida and Sentaida Tires' customers.


12.  Taxes payable

The Company accounts for its income taxes by using the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates.

According to the tax law, the Company makes provisions on taxable income at an effective tax rate of 33%. The company makes tax provision and tax payment quarterly, and the tax settlement for the whole year is made before the end of April of the following year.

There are no differences between the book and tax bases of the Company's assets and liabilities; therefore, there were no deferred tax assets or liabilities as of September 30, 2007.

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


Taxes payable was approximately $2 million as of September 30, 2007.


13.  Appropriated retained earnings

In conformity with Chinese Law and its articles of incorporation, the Company has to make an appropriation of retained earnings. The appropriated retained earnings is 15% of each year's net income with a maximum of 50% of paid-in capital. Based on Chinese Law, the appropriation of retained earnings is only made at the year end based on the net income for the year. Accordingly, the Company did not make an appropriation of retained earnings in the accompanying financial statements.


14.  Common Stock

F.T.Z Sentaida and Sentaida Tires do not have authorized shares and never issued any kind of stock. The two companies only have paid-in capital, which equals the registered capital. For Zhongsen Holdings (BVI), it has 50,000 authorized shares, which were never issued and it has no paid-in capital either. In addition, Zhongsen International has 10,000 authorized shares, which have not been issued yet. It does not have paid-in capital.


15.  Freight Charges

Freight charges were about $4.4 million and $4.1 million for the nine months ended September 30, 2007 and 2006. Miscellaneous charges such as port fees, goods handling charges, customs duty and goods loading and unloading charges, etc. were all included in the freight charges.


16. Selling Expenses

Selling expenses were about $2 million and $1.8 million for the nine months ended September 30, 2007 and 2006. Salary and wages, depreciation, traveling expenses, auto & fuel expenses and insurance premiums accounted for substantially all of the selling expenses.


17.  Interest Expense

Interest expense for discounting notes, short term debt for working capital turnover, and trading finance are all included in interest expense. For the nine months ended September 30, 2007, interest expense was about $2 million;
miscellaneous  financial  charges were about $0.9 million.  Interest expense was

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006


about $1.7 million and miscellaneous financial charges were about $0.6 million for the same period in 2006.


18.  Subsequent Events

1. On November 27, 2007 the short term debt for about $1.26 million was paid off.

2. Zhongsen International Co. Group Ltd is under the process of getting finance from the capital market outside China. It was acquired by a company listed in OTCBB. The acquisition agreement has been signed in October 2007 and the reverse merger agreement has not been completed yet. The negotiation with potential investors is under process. The whole process is intended to be completed by the early of 2008.

3. On November 8, 2007, a total of $3,389,324.73 cash was paid to the original owners of F.T.Z. Sentaida and Sentaida Tires.


19.  Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.


In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy (i.e., levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 categories, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.

                  ZHONGSEN INTERNATIONAL COMPANY GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30 2007 and 2006



In September 2006, the SEC issued Staff Accounting Bulletin No. 108 "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying misstatement that, when all relevant quantitative and qualitative factors considered, is material. SAB 108 is effective for fiscal years ending on or after November 15, 2006, with early application encouraged. The Company does not believe that SAB 108 will have a material impact on its financial position or results of operations.


In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

                              Rub A Dub Soap, Inc.
            Unaudited Condensed Consolidated Pro Forma Balance Sheet
                          and Statements of Operations
         For the Nine months ended September 30 2007 and the year ended
                                December 31, 2006


On October 26, 2007, Rub A Dub Soap, Inc., ("Parent") signed an acquisition agreement with Zhongsen International company group Ltd.( "The Company"). Pursuant this agreement all shares of the Common Stock of the Company issued and outstanding prior to the closing will be exchanged for the right to receive 25,090,000 shares of the Common Stock of Parent representing 96.5% of shares outstanding after the sale hereby.

The accompanying unaudited condensed pro forma consolidated balance sheet represents the consolidated financial position of Parent and the Company as though the reorganization of the Company into Parent and the acquisition of the Company had occurred on September 30, 2007. The accompanying unaudited condensed pro forma consolidated statements of operations for the nine months ended on September 30 2007 and for the year ended December 31, 2006 present the operations of the combined entities as though the reorganization and acquisition had occurred at the beginning of each of those periods.

The unaudited condensed pro forma consolidated financial information is for illustrative purposes and is not necessarily the financial position and results of operations that would have occurred had the reorganization and acquisition actually occurred on those days or for any other period.

On October 31, 2007, Parent effected a forward stock split of its authorized and issued common stock on a 2.12 for one share basis. All references in these unaudited condensed pro forma consolidated statements to the number of shares outstanding per share amounts of parent and the Company's common stock have been restated to reflect the effect of the forward stock split for all period presented. The Company adjusted common stock by $26,000 (26,000,000 at $0.001 par value) and eliminated the accumulated loss of the parent with the additional paid-in-capital.



                              Rub A Dub Soap, Inc.
           Unaudited Condensed Consolidating Pro Forma Balance Sheets
                            As of September 30, 2007

                                          Zhongsen                                           Pro Forma
                                        International      Rub A Dub        Adjustment        Results
                                        -------------    -------------    -------------    -------------

ASSETS
CURRENT ASSETS
Cash                                    $   1,271,948             --               --      $   1,271,948
Restricted cash                             9,893,610             --               --          9,893,610
Notes receivable                            2,719,339             --               --          2,719,339
Accounts receivable                        23,224,402             --               --         23,224,402
Related parties receivable                 51,804,471             --               --         51,804,471
Inventories                                11,152,359             --               --         11,152,359
Others receivable and
   prepayment                              11,627,710             --               --         11,627,710
Prepaid expenses                                3,070             --               --              3,070
Other assests                                 100,899             --               --            100,899
                                        -------------    -------------    -------------    -------------
Total Current Assets                    $ 111,797,809             --               --      $ 111,797,809
                                        -------------    -------------    -------------    -------------


PROPERTY, PLANT & EQUIPMENT, net            5,228,926             --               --          5,228,926
INVESTMENT                                       --               --               --               --
CONSTRUCTION IN PROGRESS                         --               --               --               --
INTANGIBLE ASSETS                                --               --               --               --
                                        -------------    -------------    -------------    -------------
                                            5,228,926             --                           5,228,926
                                        -------------    -------------    -------------    -------------
                                        $ 117,026,735             --               --      $ 117,026,735
                                        =============    =============    =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Short term borrowings                   $  42,197,485             --               --      $  42,197,485
Notes payable                              16,768,650             --               --         16,768,650
Accounts payable and
accrued expenses                           30,381,301             --               --         30,381,301
Related parties payable                 -------------    -------------    -------------    -------------
Others payable and accruals                 6,762,182             --               --          6,762,182
Taxes payable                               2,006,767             --               --          2,006,767
Other liabiltities                          1,736,758             --               --          1,736,758
Advance from customers                  -------------    -------------    -------------    -------------

Total Current Liabilities               $  99,853,142             --               --      $  99,853,142
                                        -------------    -------------    -------------    -------------

LONG TERM LIABILITIES
STOCKHOLDERS' EQUITY
Common stock par value
  $ 0.001  per share;                                                            26,000           26,000
   authorized 100,000,000
   shares; issued 26,000,000

Paid in capital                                  --                430             (430)            --
Additional paid in capital                   (388,769)         270,531         (296,531)        (414,769)
Appropriation of retained
   earnings                                 1,143,165             --               --          1,143,165
Unappropriation of retained
   earnings                                14,780,452         (270,961)         270,961       14,780,452
Accumulated other
   comprehensive income                     1,638,745             --               --          1,638,745
                                        -------------    -------------    -------------    -------------
Total Stockholders' Equity                 17,173,593                                         17,173,593
                                        -------------    -------------    -------------    -------------
                                        $ 117,026,735                                      $ 117,026,735
                                        =============    =============    =============    =============
                                                    0                                                  0



                              Rub A Dub Soap, Inc.
      Unaudited Condensed Consolidated Pro Forma Statements of Operations
                            and Comprehensive Income
                    For the Periods Ended September 30, 2007


                                       Zhongsen                                         Pro Forma
                                    International      Rub A Dub       Adjustment        Results
                                    -------------    -------------    -------------    -------------

SALES                               $ 262,834,994             --               --      $ 262,834,994
COST OF SALES                         248,564,259             --               --        248,564,259
                                    -------------    -------------    -------------    -------------
GROSS PROFIT                           14,270,736             --               --         14,270,736
                                    -------------    -------------    -------------    -------------

OPERATING EXPENSES
    Freight charges                     4,369,457             --               --          4,369,457
    Commissions and rebates                54,253             --               --             54,253
    Insurance                             215,543             --               --            215,543
    Selling Expenses                    2,007,341             --               --          2,007,341
    General and Administrative
       Expenses                           582,805           19,986             --            602,791
                                    -------------    -------------    -------------    -------------
                                        7,229,399           19,986             --          7,249,385
                                    -------------    -------------    -------------    -------------
INCOME (LOSS) FROM OPERATIONS           7,041,337          (19,986)            --          7,021,351
                                    -------------    -------------    -------------    -------------


OTHER INCOME (EXPENSES)
    Miscellaneous income                  602,398             --               --            602,398
    Interest expense                   (2,918,971)            --               --         (2,918,971)
                                    -------------    -------------    -------------    -------------
                                       (2,316,574)            --               --         (2,316,574)
                                    -------------    -------------    -------------    -------------
INCOME BEFORE TAXES AND
    MINORITY INTEREST                   4,724,763          (19,986)            --          4,704,777
                                    -------------    -------------    -------------    -------------

PROVISION FOR TAXES
    Current                               427,679             --               --            427,679
                                    -------------    -------------    -------------    -------------
NET INCOME                              4,297,084          (19,986)            --          4,277,098
                                    -------------    -------------    -------------    -------------
OTHER COMPREHENSIVE INCOME
    Foreign currency
      translation gain (loss)             230,359             --               --            230,359
                                    -------------    -------------    -------------    -------------
COMPREHENSIVE INCOME                    4,527,443          (19,986)            --          4,507,457
                                    =============    =============    =============    =============

EARNINGS PER COMMON SHARE:
    Basid and Diluted                                                                  26,000,000.00
                                                                                       =============

AVERAGE COMMON SHARES OUTSTANDING                                                              0.173
                                                                                       =============





                              Rub A Dub Soap, Inc.
      Unaudited Condensed Consolidated Pro Forma Statements of Operations
                            and Comprehensive Income
                      For the Year Ended Dedember 31, 2006


                                   Zhongsen                                         Pro Forma
                                International      Rub A Dub       Adjustment        Results
                                -------------    -------------    -------------    -------------

SALES                           $ 332,535,270             --              --       $ 332,535,270
COST OF SALES                     315,093,435             --              --         315,093,435
                                -------------    -------------    -------------    -------------
GROSS PROFIT                       17,441,835             --              --          17,441,835
                                -------------    -------------    -------------    -------------
OPERATING EXPENSES
   Freight charges                  5,847,439             --              --           5,847,439
   Commissions and rebates            145,621             --              --             145,621
   Insurance                          270,079             --              --             270,079
   Selling Expenses                 2,319,384             --              --           2,319,384
   General and Administrative
      Expenses                        482,299           30,710            --             513,009
                                -------------    -------------    -------------    -------------
                                    9,064,821           30,710            --           9,095,531
                                -------------    -------------    -------------    ------------
INCOME (LOSS) FROM OPERATIONS       8,377,014          (30,710)           --           8,346,304
                                -------------    -------------    -------------    -------------

OTHER INCOME (EXPENSES)
   Miscellaneous income               265,535             --              --             265,535
   Interest expense                (3,474,729)            --              --          (3,474,729)
                                -------------    -------------    -------------    -------------
                                   (3,209,194)            --              --          (3,209,194)
                                -------------    -------------    -------------    -------------
INCOME BEFORE TAXES AND
    MINORITY INTEREST               5,167,819          (30,710)           --           5,137,109
                                -------------    -------------    -------------    -------------

PROVISION FOR TAXES
   Current                            572,682             --              --             572,682
                                -------------    -------------    -------------    -------------
NET INCOME                          4,595,137          (30,710)           --           4,564,427
                                -------------    -------------    -------------    -------------

OTHER COMPREHENSIVE INCOME
   Foreign currency
     translation gain (loSS)           96,322             --              --              96,322
                                -------------    -------------    -------------    -------------
COMPREHENSIVE INCOME                4,691,459          (30,710)           --           4,660,749
                                =============    =============    =============    =============

AVERAGE COMMON SHARES
OUTSTANDING                                NA               NA            --       26,000,000.00
                                =============    =============    =============    =============


EARNINGS PER COMMON SHARE                --               --              --              0.1793
   Basic and Diluted            =============    =============    =============    =============

